ASSET PURCHASE AGREEMENT

by and among

HMS HOLDINGS CORP.

HEALTH MANAGEMENT SYSTEMS, INC.

and

PUBLIC CONSULTING GROUP, INC.

Dated as of June 22, 2006

INDEX TO EXHIBITS

Exhibit	Description	Section Reference
Exhibit A	Bill of Sale, Assignment and Assumption Agreement	1.06(i)
Exhibit B	Registration Rights Agreement	1.06(ii)
Exhibit C	Seller Non-Compete Agreement	1.06(iii)
Exhibit D	Subcontracting Agreement	1.06(iv)
Exhibit E	Individual Non-Compete Agreement	5.01(h)

INDEX TO ANNEXES
Annex	Description	Section Reference
I	Cross-Selling Agreement	1.06(v)
II	Data Processing Services Agreement	1.06(vi)

INDEX TO SCHEDULES

SCHEDULE	DESCRIPTION
Schedule 1.01(a)(i)	Tangible Personal Property
Schedule 1.01(a)(ii)	Client Contracts
Schedule 1.01(a)(iii)	Vendor Agreements
Schedule 1.01(a)(iv)	Real Property Leases
Schedule 1.01(a)(v)	Other Agreements
Schedule 1.01(a)(vi)	Transferred Intellectual Property and Licenses
Schedule 1.01(a)(ix)	Computer Software Programs
Schedule 1.01(a)(x)	Third Party Software
Schedule 1.02	Certain Excluded Assets
Schedule 1.04	Nonassignable Contracts
Schedule 1.06(vii)	Subleases
Schedule 2.04	Assumption of Liabilities
Schedule 2.07	Operating Business Guidelines
Schedule 2.08	Revenue Calculation Guidelines
Schedule 3.01(a)	List of Jurisdictions
Schedule 3.01(d)	Consents and Approvals
Schedule 3.01(e)	Financial Information
Schedule 3.01(f)	Certain Changes and Events
Schedule 3.01(g)	Title to Properties, Absence of Liens and Encumbrances
Schedule 3.01(h)(i)	Contracts
Schedule 3.01(h)(ii)	Contracts
Schedule 3.01(i)	Litigation
Schedule 3.01(j)	Employees
Schedule 3.01(l)(vi)	Open Source Materials
Schedule 3.01(l)(viii)	Computer Programs, Software and Databases
Schedule 3.01(m)	Real Property
Schedule 3.01(n)	Condition of Assets
Schedule 3.01(o)	Tax Jurisdictions
Schedule 3.01(p)	Compliance with Law
Schedule 3.02(e)	Government Approvals
Schedule 4.01(e)	Audited Financial Statements
Schedule 4.02(e)	Employment Agreements
Schedule 5.01(e)	Assignment of Contracts

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of June 22, 2006, by and among

HMS HOLDINGS CORP., a New York corporation (“Holdings”), HEALTH MANAGEMENT

SYSTEMS, INC., a New York corporation (the “Buyer”) and a wholly owned subsidiary of

Holdings, and PUBLIC CONSULTING GROUP, INC., a Massachusetts corporation (the

“Seller”).

The Seller, through its Benefits Solutions Practice Area (“BSPA”), an unincorporated division, is engaged in the business of providing the following services to Medicaid agencies,

managed care plans, state pharmacy assistance programs, the U.S. Department of Veterans

Affairs and its political subdivisions, and SCHIP and IV-D / MSE programs: (i) coordination of benefits (COB), including the identification of liable health insurance related to specific individuals for cost avoidance and/or recovery purposes, and recovery from providers and liable health insurance payors via billing, recoupment and settlement, (ii) credit balance audits of healthcare providers, (iii) accident-related trauma, workers’ compensation, and estate recovery services currently provided by BSPA, (iv) medical support enforcement, (v) HIPP and SCHIP services as currently provided by BSPA, and (vi) Medicare buy-in (collectively, the “Business”).

In addition, the term “Business” shall also include services provided to the Centers for Medicare and Medicaid Services (CMS) for the Medicare as Secondary Payor (MSP) program as currently provided by Seller in its contract with CMS under the “RAC initiative”. The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, substantially all of the assets used exclusively or primarily in the Business, subject to certain specified liabilities. In addition,

in connection with such purchase and sale, each of the Buyer and the Seller desire to enter into certain mutually beneficial arrangements relating to the operation of the Business by the Buyer from and after the Closing Date (as defined in Section 2.01(a)).

Notwithstanding anything to the contrary contained herein, the term “Business” shall not include the following services currently provided by the Seller: fraud and/or abuse identification and recovery, utilization review and recovery, upper payment limit recovery, disproportionate share hospital claiming, class action recoveries (for example, tobacco settlements,

environmental, public health and manufacturing or other class action litigation support), or any other revenue enhancement or cost reduction strategy, project or initiative that is not specifically referred to above.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

ARTICLE I. TRANSFERS AND ANCILLARY AGREEMENTS

Section 1.01. Transfer of Assets.
(a)	On the terms and subject to the conditions hereinafter set forth, on the

Closing Date, or at such other time after the Closing Date as may be expressly provided herein,

the Seller shall sell, convey, transfer, assign and deliver to the Buyer (or one or more subsidiaries of the Buyer (each a “Designated Subsidiary”) as may be designated by the Buyer, which subsidiaries shall, together with Holdings and the Buyer, be jointly and severally liable to the

Seller under this Agreement as provided in Section 8.11 hereof), and the Buyer or such

Designated Subsidiary shall purchase from the Seller, for the aggregate consideration set forth in

Article II, the assets used exclusively or primarily in the Business including, without limitation,

the assets set forth in Sections 1.01(a)(i)-(xiii), in each case to the extent used exclusively or primarily in the Business (the “Business Assets”):

(i)	all right, title and interest of the Seller in and to all tangible personal property (including, without limitation, all computer equipment,

terminals, printers, spare parts, supplies, equipment, furniture, office furnishings and fixtures and all similar assets), it being understood that the tangible personal property to be included in the Business Assets with respect to any Business facility shall be that personal property used by employees and contractors delivering services on behalf of the Business and, with respect to tangible personal property that is shared by employees and contractors delivering services on behalf of the Business and all other employees and contractors of the Seller,

such tangible personal property to be included shall be allocated between the

Business and the Seller in the approximate percentage that the Business employee and contractor headcount bears to the total facility headcount as set forth on

Schedule 1.01(a)(i);

(ii)	all right, title and interest of the Seller in and to the agreements,

commitments and arrangements pursuant to which the Seller sells products or renders services to customers of the Business, including any joint contracts involving services of the Business and other services of the Seller, but only to the extent of the services provided by the Business (hereinafter collectively referred to as “Client Contracts”), a list of which Client Contracts in effect on the date hereof is set forth on Schedule 1.01(a)(ii);

(iii)	all right, title and interest of the Seller in and to the agreements,

commitments and arrangements pursuant to which the Seller obtains certain equipment, goods and services relating to the Business (including, without limitation, all rights of the Seller under or pursuant to any warranties,

representations and guarantees made by suppliers of such equipment, goods and services) (hereinafter collectively referred to as “Vendor Agreements”), a list of which Vendor Agreements in effect on the date hereof is set forth on Schedule

1.01(a)(iii);

(iv)	all right, title and interest of the Seller in and to all leases of real property to which the Seller is a party relating to the Business (hereinafter collectively referred to as “Real Property Leases”), a list of which Real Property

Leases in effect on the date hereof is set forth on Schedule 1.01(a)(iv);

(v)	all right, title and interest of the Seller in and to the contracts,

understandings and commitments set forth on Schedule 1.01(a)(v) (hereinafter collectively referred to as “Other Agreements”);

(vi)	all right, title and interest of the Seller in and to the patents,

trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights and copyright registrations, the applications therefor (hereinafter collectively referred to as the “Transferred

Intellectual Property”) and the licenses and franchises relating thereto (hereinafter collectively referred to as the “Licenses”), together with the goodwill related thereto, in each case as set forth on Schedule 1.01(a)(vi);

(vii)	all right, title and interest of the Seller in and to all trade secrets,

technology (including technology with respect to which the Seller is a sublicensee, in such case only insofar as permitted under the applicable sublicense agreement), lists of customers, suppliers and personnel, marketing data and information, processes, inventions, designs, drawings, patterns, blueprints,

specifications, royalties, privileges, know-how, permits and all other similar intangible personal property owned or claimed by the Seller and exclusively or primarily relating to or used in the Business;

(viii)	except as set forth in Section 2.08, all accounts receivable and other rights to payment from customers of the Business arising from products sold or services rendered subsequent to June 30, 2006 (but only such accounts receivable and other rights to payment that shall not have been satisfied on or prior to the Closing), and the full benefit of all security for such accounts or rights to payment and any claim, remedy or other right related to any of the foregoing;

(ix)	all right, title and interest of the Seller in and to the computer software programs developed by the Seller that are used either exclusively or primarily in the Business (including all copies of such software programs in both source and object code form and all documentation, manuals and other materials relating thereto) and set forth on Schedule 1.01(a)(ix);

(x)	all right, title and interest of the Seller in and to the third-party software programs used exclusively or primarily in the Business and set forth in

Schedule 1.01(a)(x) and any related software maintenance agreements (including all documentation, manuals and other materials related thereto);

(xi)	all right, title and interest of the Seller in and to the restrictive covenants and obligations of officers, employees, former officers and former employees of the Seller relating to the Business and all rights, claims and causes of action against any officer, former officer, employee, former employee or other person arising after the Closing out of the disclosure or use, or threatened disclosure or threatened use, of any proprietary information relating to the

Business;

(xii)	all right, title and interest of the Seller in and to all choses in action, claims and causes of action in favor of the Seller relating to any of the

Business Assets other than (A) claims against customers under the Client

Contracts arising out of or relating to products sold or services rendered prior to

June 30, 2006, (B) refunds of Taxes and other governmental charges appropriately prorated as of the Closing Date (as provided in Section 7.03), for periods commencing prior to the Closing Date and ending after the Closing Date,

and (C) claims relating to any Excluded Liabilities or Excluded Assets; and

(xiii)	right, title and interest of the Seller in and to all copies of papers,

documents, instruments, books and records, files, agreements, books of account and other records otherwise pertaining to the Business Assets or exclusively or primarily to the Business that are located at the offices or other locations used in connection with the Business Assets or the Business (including, without limitation, customer invoices, drafts and other documents and materials relating to customer transactions, excluding those relating to Excluded Assets or Excluded

Liabilities, Tax returns, bank records, legal memoranda, minute books, stock books and similar corporate records of the Seller).

(b)	In the event that the Buyer shall establish at any time or from time to time following the Closing Date that no arrangements have been made either in this Agreement or in any of the Ancillary Agreements to provide the Buyer with nonexclusive use of any assets or properties of the Seller not transferred hereunder and (i) used by the Seller in the Business (but not exclusively or primarily), (ii) necessary to the Business and (iii) unavailable on reasonable commercial terms from sources other than the Seller, then the Seller shall use its good faith efforts to enter into an agreement with the Buyer providing for such nonexclusive use on such other terms and conditions as may be mutually satisfactory to the Buyer and the Seller; provided,

however, that the Seller shall not have any obligation to retain any such assets for any period of time following the date that is sixty (60) days following the Closing Date.

Section 1.02. Excluded Assets. The Buyer expressly acknowledges and agrees that the following properties and assets (collectively, “Excluded Assets”) shall be excluded from, and shall not be counted among, the Business Assets:

(i)	cash and cash equivalents, including, without limitation, cash collected prior to the Closing Date on accounts receivable or other rights to payment from customers of the Business arising from products sold or services rendered subsequent to June 30, 2006;

(ii)	all accounts receivable and other rights to payment from customers of the Business arising from products sold or services rendered on or prior to June

30, 2006 as recognized in accordance with Schedule 2.08, and the full benefit of all security for such accounts or rights to payment and any claim, remedy or other right related to any of the foregoing;

(iii)	contracts, agreements, options, leases, licenses, sales and purchase orders, commitments, and other obligations and undertakings of any kind,

whether written or oral, entered into by the Seller with any affiliate thereof;

(iv)	bank accounts and related records, Tax returns, reports, forms,

documents and memoranda relating to Excluded Assets or Excluded Liabilities,

legal memoranda, minute books, stock books and similar corporate records of the

Seller;

(v)	all insurance policies relating to the Business or the Business

Assets, and any and all amounts that may be payable thereunder (including any such amounts payable in respect of any liabilities that are asserted on or after the

Closing Date and relate to events that occurred or circumstances that existed prior the Closing Date);

(vi)	all tradenames of the Seller or its affiliates, including the name

“Public Consulting Group” and all variations and derivations thereof, and all trademarks, servicemarks and Internet domain names of the Seller or its affiliates

(other than those specifically set forth on Schedule 1.01(a)(vi));

(vii)	all receivables and future refunds of income Taxes, value-added

Taxes and customs duties relating to periods ending on or before the Closing Date and all claims relating to the foregoing;

(viii)	all assets relating to any pension or other employee benefit plans,

programs or arrangements of the Seller;

(ix)	all rights and benefits of the Seller under or relating to this

Agreement and/or the Ancillary Agreements;

(x)	all right, title and interest of the Seller in, to and under all agreements, commitments and arrangements that are not Client Contracts, Vendor

Agreements, Other Agreements, Licenses or Real Property Leases;

(xi)	all assets, rights, interests and claims of the Seller not exclusively or primarily related to the Business; and

(xii)	all of the properties and assets listed on Schedule 1.02.
Section 1.03. Instruments of Conveyance and Transfer. Subject to Section 1.04, on the

Closing Date the Seller shall execute and deliver to the Buyer:

(i)	a bill of sale in the form included in the Bill of Sale, Assignment and Assumption Agreement (as defined in Section 1.06(i)), transferring to the

Buyer or its Designated Subsidiary the properties and assets to be acquired by the

Buyer (or any such Designated Subsidiary) under the terms of this Agreement;

(ii)	an assignment of all contracts, licenses, leases and similar agreements to be assigned to the Buyer or any Designated Subsidiary on the

Closing Date pursuant to this Agreement in the form included in the Bill of Sale,

Assignment and Assumption Agreement; and

(iii)	such other bills of sale, general warranty deeds, instruments of assignment and other appropriate documents as may be reasonably requested by the Buyer in order to carry out the intentions and purposes of this Agreement.

Section 1.04. Nonassignable Contracts. Nothing in this Agreement shall be construed as an attempt or agreement to assign:

(i)	any contract (including Client Contracts, Vendor Agreements,

Other Agreements, Licenses and Real Property Leases), agreement, license, lease or other commitment that is nonassignable under applicable law, rules or regulations or as a result of the failure to obtain the required consent of the other party or parties thereto, subject, however, to the covenant of the Seller in Section

4.01(b); or

(ii)	any contract or claim as to which all the remedies for the

enforcement thereof enjoyed by the Seller would not pass to the Buyer or its

Designated Subsidiary as an incident of the assignments provided for by this

Agreement as set forth in Schedule 1.04.

In order, however, that the full value of every contract or claim of the character described in clauses (i) and (ii) above (the “Non-Assignable Contracts”) may be realized by the Buyer and its Designated Subsidiaries, and with the understanding and agreement of the parties hereto that the economic benefits and risks of the Business from and after the Closing Date shall, be solely for the account of the Buyer then the Seller and the Buyer shall cooperate to establish an arrangement reasonably satisfactory to the Buyer and the Seller under which the Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding liabilities and obligations under the Non-Assignable Contracts (including by means of any subcontracting, sublicensing or subleasing arrangement) or under which the Seller would enforce for the benefit of the Buyer, with the Buyer assuming and agreeing to pay the Seller’s obligations, any and all claims, rights and benefits of the Seller against a third party thereto. In such event (i) subject to the following sentence, the Seller will promptly pay the Buyer, when received, all moneys received by it under any such Non-Assignable Contract or claim, right or benefit arising thereunder, net of any costs of the Seller related thereto; and (ii) the Buyer will promptly pay, perform or discharge, when due, any and all obligations and liabilities arising thereunder. Any services to be performed by the Seller pursuant to any Non-Assignable

Contract shall be charged to the Buyer at the Seller’s then prevailing standard rates or, if less, the rates that have been billed to the client pursuant to such Non-Assignable Contract at any time during the twelve (12) months prior to the date hereof.

Section 1.05. Possession and Control. The Business Assets shall be deemed delivered to the Buyer or any Designated Subsidiary, as applicable at the time of Closing. Title and risk of loss of the Business Assets shall pass to the Buyer at the time of Closing. Promptly following the Closing, the Seller shall, at the Buyer’s expense, take all actions reasonably requested by the

Buyer in order to put the Buyer and/or any Designated Subsidiary in actual possession and operating control of the Business Assets.

Section 1.06. Ancillary Agreements. In connection with the purchase and sale of the

Business Assets by the Buyer and the Buyer’s operation of the Business from and after the

Closing Date, the Seller agrees to enter into on the Closing Date each of the following agreements (collectively, the “Ancillary Agreements”):

(i)	Bill of Sale, Assignment and Assumption Agreement, in

substantially the form annexed hereto as Exhibit A, executed by the Seller (the

“Bill of Sale, Assignment and Assumption Agreement”);

(ii)	Registration Rights Agreement, in substantially the form

annexed hereto as Exhibit B, by and between the Buyer and the Seller;

(iii)	Non-Compete Agreement, in substantially the form annexed

hereto as Exhibit C, by and between the Buyer and the Seller (the “Seller Non-

Compete Agreement”);

(iv)	Subcontracting Agreement, in substantially the form annexed

hereto as Exhibit D, by and between the Buyer and the Seller as such form may be modified to conform to the requirements of the principal agreement subject to the subcontracting arrangement;

(v)	Cross-Selling Agreement, to be entered into by and between the

Buyer and the Seller, the material terms of which are annexed hereto as Annex I;

(vi)	Data Processing Services Agreement, to be entered into by and between the Buyer and the Seller, the material terms of which are annexed hereto as Annex II; and

(vii)	Sublease(s), to be entered into by and between the Buyer and the

Seller, which shall provide for the subleasing of the space occupied by the

Business as set forth on Schedule 1.06(vii) on the terms set forth in the principal leases and, in the case of facilities shared with the operations of the Seller, as allocated between the Seller and the Buyer proportionally based on the relative space occupied.

Section 1.07. Grant of Licenses. Effective from and after the Closing Date:
(a)	Holdings and the Buyer hereby grant to the Seller a perpetual, royalty-

free, fully paid-up, non-exclusive, non-transferable, irrevocable license to the Business Assets referenced in Schedule 1.01(a)(ix) that are used primarily (but not exclusively) in the Business

(including, without limitation, MatchMax, GradeMax, E-Worker and Jury Summons) permitting the Seller to protect, improve, patent improvements to, make, sell, or otherwise use such

Business Assets in any manner not prohibited by the Non-Compete Agreement executed by the

Seller; and

(b)	to the extent the Seller currently has an applicable license or sublease as of the date of this Agreement and is permitted to grant a license thereunder as described below, the

Seller hereby grants to Holdings and the Buyer a perpetual, royalty-free, fully paid-up, non-

exclusive, non-transferable, irrevocable license or sublease to permit Holdings and the Buyer to use any software used by the Seller in the Business prior to the Closing Date but that is not required to be transferred to Holdings or the Buyer pursuant to Section 1.01(a)(ix).

ARTICLE II. CLOSING, CONSIDERATION, ASSUMPTION OF LIABILITIES, ETC.

Section 2.01. Closing; Certain Matters Relating to Pre-Closing Transactions.
(a)	The closing of the transactions contemplated by this Agreement (the

“Closing”) shall take place at the offices of WilmerHale, 399 Park Avenue, New York, New

York, on (i) August 31, 2006, provided, that if the Closing occurs after August 31, 2006 but prior to September 30, 2006, the Closing shall be deemed to occur as of August 31, 2006 solely for purposes of Section 2.06 or (ii) at such other place or at such other date and time described in

Section 8.01(b) as the parties may mutually agree (such date and time of closing being herein called the “Closing Date”).

(b)	From and after the Closing Date the economic benefits and risks of the

Business shall be solely for the account of the Buyer.

(c)	Other than as expressly set forth in Section 2.04, all liabilities and obligations of the Seller prior to the Closing Date (collectively referred to herein as the “Pre-

Closing Liabilities”) shall be for the account of, and shall be the responsibility of, the Seller.

Section 2.02. Consideration.
(a)	The aggregate consideration to be paid or delivered by the Buyer pursuant to this Agreement shall consist of (i) $80,000,000 in cash (subject to adjustment pursuant to

Section 2.02(c)) (the “Closing Cash Consideration”), (ii) the assumption of liabilities provided for herein, (iii) the Common Stock Consideration (as defined in Section 2.02(b)), and (iv) the contingent consideration to be paid by the Buyer pursuant to Section 2.07 (if any).

(b)	The “Common Stock Consideration” shall mean 2,015,621 shares of common stock, $.01 par value per share, of Holdings (“Holdings Common Stock”), subject to adjustment as set forth in this Section 2.02(b). If the average per share closing price of the

Holdings Common Stock on the NASDAQ National Market for the twenty (20) trading days ending as of the trading day immediately preceding the Closing Date (such average, the “Closing

Trading Average”) is greater than $9.9225 (such price, the “Initial Trading Average”), the number of shares of Holdings Common Stock to be issued at Closing shall be decreased to an amount equal to the quotient of (i) 2,015,621 multiplied by the Mean Trading Average (as defined herein), divided by (ii) the Closing Trading Average. The “Mean Trading Average”

shall be equal to the quotient of the (A) sum of the Initial Trading Average and the Closing

Trading Average, divided by (B) two. The number of shares of Holdings Common Stock to be issued to the Seller at Closing, the Initial Trading Average, the Mean Trading Average and the

Closing Trading Average shall be proportionally adjusted following any stock split, reverse stock split, stock dividend or similar event affecting the Holdings Common Stock after the date hereof.

(c)	If the total revenue attributable to the Business for the twelve months ending June 30, 2006 (as reflected in the financial statements prepared pursuant to Section

5.01(j) and as may be adjusted under the terms of Section 2.08 (the “2006 Total Revenue”)) is less than $44,000,000, the Closing Cash Consideration payable at Closing shall be reduced by an amount equal to (i) $46,000,000 minus the 2006 Total Revenue, multiplied by (ii) two (2).

(d)	The value of the intangible assets purchased pursuant to this Agreement shall be determined in a report (the “Valuation Report”) to be prepared by the independent valuation firm (which firm shall be reasonably acceptable to the Seller) at the Buyer’s expense, a copy of which shall be delivered to the Seller no later than November 15, 2006. The parties hereto agree to allocate the consideration for Tax purposes consistent with the manner reasonably determined in the Valuation Report. Each of the Buyer and the Seller shall timely complete a Form 8594 (Asset Acquisition Statement under Section 1060) consistent with the

Valuation Report, shall provide a copy of such form to the other parties hereto and shall file a copy of such form with its federal income tax return for the period that includes the Closing

Date. Each of the Buyer and the Seller further agrees not to take any position inconsistent with such allocations for any Tax or financial accounting purpose.

Section 2.03. Payment and Delivery to the Seller on the Closing Date. On the Closing

Date, in full consideration for (i) the sale, conveyance, transfer, assignment and delivery to the

Buyer on the Closing Date of the Business Assets, (ii) the assumption of liabilities provided for in Section 2.04 and (iii) the execution and delivery by the Seller of the Ancillary Agreements as contemplated by Section 5.01(g), (A) the Buyer or its Designated Subsidiary shall pay to the

Seller, by wire transfer of immediately available funds, the sum of $80,000,000 (subject to adjustment pursuant to Section 2.02(c), if any), and (B) Holdings shall issue to the Seller the

Common Stock Consideration.

Section 2.04. Assumption of Liabilities. On the Closing Date, and as additional consideration for the purchase of the Assets and the execution and delivery of the Ancillary

Agreements, the Buyer shall execute and deliver to the Seller an assumption agreement, in the form included in the Bill of Sale, Assignment and Assumption Agreement, pursuant to which,

subject to Section 2.05, the Buyer shall assume, and agree to pay, perform and discharge when due, all liabilities and obligations (i) relating to or arising out of the operation or conduct of the

Business or the operation, ownership, or use of the Business Assets from and after the Closing

Date and (ii) of the Seller arising from and after July 1, 2006 with respect to the Business that

(A) are set forth in Schedule 2.04, or (B) arise from and after July 1, 2006 under the terms of the

Client Contracts, the Vendor Agreements, the Real Property Leases, the Other Agreements, the

Licenses, or under the terms of any other contract, agreement, license, lease, sales order,

purchase order or other commitment that is entered into after the date hereof and not prohibited under Section 4.01(a) (other than any of the foregoing that shall not be assigned or subject to a reasonably satisfactory arrangement as contemplated by Section 1.03 of this Agreement)

(collectively, the “Assumed Liabilities”).

Section 2.05. Non-Assumption of Certain Liabilities. The Buyer is not assuming, and shall not be deemed to have assumed, any liabilities or obligations of the Seller of any kind or nature whatsoever other than the Assumed Liabilities. Without limiting the generality of the foregoing, it is hereby agreed that, other than the Assumed Liabilities, the Buyer is not assuming any liability and shall not have any obligation for or with respect to:

(i)	any liabilities of the Seller or its stockholders or affiliates relating to the Business Assets or the Business that are incurred prior to the Closing Date

(except as expressly provided in Section 2.04);

(ii)	any liability for Taxes (A) relating to the Business Assets or the

Business incurred in or attributable to any period (or any portion thereof) ending on or prior to the Closing Date or (B) allocated to the Seller under Section 7.03 or

(C) imposed pursuant to any bulk sales tax provision as described in Section 8.02;

(iii)	any liabilities or obligations of the Seller or its stockholders or affiliates that arise under the terms of a contract, agreement, license, lease, sales order, purchase order, or other commitment not included in the Business Assets;

(iv)	any liabilities or obligations of the Seller or its stockholders or affiliates under any Plan (as defined in Section 3.01(k));

(v)	any intercompany accounts payable of the Seller;
(vi)	any liability or obligation of the Seller or its stockholders or affiliates arising out of any action, suit, investigation or proceeding to the extent based upon an event occurring or a claim arising (A) with respect to any matter arising under a Client Contract, prior to July 1, 2006 (subject to the representations and warranties of the Seller contained herein) or (B) with respect to any matter not involving a Client Contract (i) prior to the Closing Date, or

(ii) after the Closing Date in the case of claims attributable to acts performed or omitted by the Seller or its stockholders or affiliates prior to the Closing Date; and

(vii)	any obligation of the Seller or its stockholders or affiliates under any employment or consulting relationships or arrangements.

Section 2.06. Post-Closing Adjustment. In addition to any adjustment made pursuant to

Section 2.02(c) above, the Closing Cash Consideration shall be subject to post-closing adjustment as follows:

(i)	Within thirty (30) days after the Closing Date, the Buyer shall prepare and deliver to the Seller a calculation of the Closing Net Tangible Asset

Value (as defined herein) of the Business. The Buyer shall prepare such calculation using generally accepted accounting principles applied on a basis consistent with the financial statements prepared pursuant to Section 4.01(e) and the categories of assets and liabilities listed on Schedule 3.01(e). The “Closing

Net Tangible Asset Value” shall mean the aggregate value of the fixed assets,

accounts receivable (net of reserves for uncollectable amounts or anticipated adjustments, which reserves shall be consistent with the past experience of the

Business, regardless of the Seller’s past practice with respect to establishing such reserves), supplies and prepaid expenses, advances and deposits of the Business

(the “Tangible Assets”) as of the Closing Date less (A) any accounts receivable related to periods ending on or before June 30, 2006 and retained by the Seller as set forth on Schedule 2.08, and (B) the liabilities and operating expenses of the

Business arising on or after June 30, 2006 and assumed by the Buyer pursuant to clause (i) under Section 2.04.

(ii)	The Seller shall deliver to the Buyer, within thirty (30) days of the delivery of such calculation (the “Asset Objection Deadline Date”), either a notice indicating that the Seller accepts such calculation or a detailed statement describing its objections (if any) to such calculation. If the Seller delivers to the

Buyer a notice accepting such calculation, or the Seller does not deliver a written objection to such calculation by the Asset Objection Deadline Date, then,

effective as of either the date of delivery of such notice of acceptance or as of the close of business on the Asset Objection Deadline Date, such calculation shall be deemed to be final. If the Seller timely objects to such calculation, the Buyer and

Seller shall submit the issues in dispute to a mutually-agreed upon independent accounting firm. In such event, Buyer and Seller shall furnish to such firm such workpapers and other documents and information relating to the dispute as may be requested by the accounting firm and the determination by such firm of the

Closing Net Tangible Asset Value shall be binding and conclusive. The Buyer and Seller shall share equally the fees of the independent accountants incurred pursuant to this Section 2.06(ii).

(iii)	If the Closing occurs after August 31, 2006 and the Closing Net

Tangible Asset Value of the Business is less than $8,000,000, the Seller shall be required to pay to the Buyer a cash amount equal to $8,000,000 minus the Closing

Net Tangible Asset Value. If the Closing occurs on or prior to August 31, 2006 and the Closing Net Tangible Asset Value of the Business is less than $5,330,000,

the Seller shall be required to pay to the Buyer a cash amount equal to $5,330,000 minus the Closing Net Tangible Asset Value. The Seller shall pay to the Buyer any such amount by wire transfer of immediately available funds to an account specified by the Buyer within three (3) business days after the Closing Net

Tangible Asset Value becomes binding and conclusive on the parties pursuant to

Section 2.06(ii).

Section 2.07. Contingent Consideration. In addition to the consideration set forth in

Section 2.02, on September 30, 2007, the Buyer shall pay to the Seller additional cash consideration as follows:

(a)	if the total revenue of the Business for the twelve (12) months ending

June 30, 2007 (the “2007 Total Revenue”) is less than the greater of (i) the 2006 Total Revenue and (ii) $44,000,000 (the greater of (i) and (ii) being referred to herein as the “2006 Revenue

Base”), no additional consideration shall be paid to the Seller; and

(b)	if the 2007 Total Revenue is at least equal to the 2006 Revenue Base,

$5,000,000 in cash shall be paid to the Seller; and

(c)	if the 2007 Total Revenue is greater than the 2006 Revenue Base, an additional amount of cash equal to $10,000,000 multiplied by the Earn-out Ratio (as defined herein) shall be paid to the Seller. The “Earn-out Ratio” shall mean the quotient of (i) the 2007

Total Revenue minus the 2006 Revenue Base, divided by (ii) $52,000,000 minus the 2006

Revenue Base (provided that in no event shall the Earn-out Ratio be greater than 1.0).

(d)	From and after the Closing Date until July 1, 2007, the Buyer shall operate the Business in accordance with the guidelines set forth in Schedule 2.07. On or prior to August

15, 2007, the Buyer shall prepare and deliver to the Seller a calculation of the 2007 Total

Revenue of the Business. The Buyer shall prepare such calculation using the principles set forth on Schedule 2.08. The Seller shall deliver to the Buyer, within thirty (30) days of the delivery of such calculation (the “Revenue Objection Deadline Date”), either a notice indicating that the

Seller accepts such calculation or a detailed statement describing its objections (if any) to such calculation. If the Seller delivers to the Buyer a notice accepting such calculation, or the Seller does not deliver a written objection to such calculation by the Revenue Objection Deadline Date,

then, effective as of either the date of delivery of such notice of acceptance or as of the close of business on the Revenue Objection Deadline Date, such calculation shall be deemed to be final.

If the Seller timely objects to such calculation, the Buyer and Seller shall submit the issues in dispute to a mutually-agreed upon independent accounting firm. In such event, Buyer and Seller shall furnish to such firm such workpapers and other documents and information relating to the dispute as may be requested by the accounting firm and the determination by such firm of the

2007 Total Revenue shall be binding and conclusive. The Buyer and Seller shall share equally the fees of the independent accountants incurred pursuant to this Section 2.07(d).

(e)	The Buyer shall pay to the Seller any amounts due pursuant to Sections

2.07(b) and 2.07(c) by wire transfer of immediately available funds to an account specified by the Seller within three (3) business days after the 2007 Total Revenue Calculation becomes binding and conclusive on the parties pursuant to Section 2.07(d).

Section 2.08. Revenue Calculation. In determining the revenue of the Business for purposes of Sections 2.02 and 2.07, revenue shall be recognized in accordance with generally accepted accounting principles consistently applied and as modified in accordance with the principles set forth on Schedule 2.08.

Section 2.09. Withholding Taxes. Notwithstanding any other provision in this

Agreement, the Buyer and Holdings shall have the right to deduct and withhold Taxes from the aggregate consideration to be paid hereunder if such withholding is required by law and to collect any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from the Seller. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of payments in respect of which such deduction and withholding was made.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Seller. The Seller represents and warrants to Holdings and the Buyer as follows:

(a)	Organization, Corporate Power, Etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of

Massachusetts and is duly licensed or qualified to do business as a foreign corporation in the jurisdictions listed in Schedule 3.01(a) (which jurisdictions are all of the jurisdictions in which the Seller is required to be so licensed or qualified with respect to the operations of the Business,

except where the failure to be so licensed or qualified would not have a Business Material

Adverse Effect (as defined below) from and after the Closing Date). The Seller has all requisite corporate power and authority to own, operate and lease its assets and to carry on the Business as it is now being conducted, and the Seller has all requisite corporate power and authority to perform its obligations hereunder and under each of the Ancillary Agreements. The Seller has delivered to the Buyer a certified copy of the Certificate of Incorporation of the Seller, including all amendments thereto through the date hereof, and the Bylaws of the Seller as in effect on the date hereof.

As used herein, the term “Business Material Adverse Effect” shall mean a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of the Business or the Business Assets, taken as a whole; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Business Material Adverse Effect: (i) any changes in United States generally accepted accounting principles; (ii) changes in general economic conditions in the United States or the global economy; (iii) changes (including changes in applicable law) affecting the industry in which the Seller operates in general; (iv) any adverse change, effect, event, occurrence, state of facts or development (including any reduction in sales, services or results of operations, any disruption in client, supplier, distributor, partner or similar relationships or any loss of employees) primarily attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (v) any action required to be taken pursuant to this

Agreement or by or at the request of Holdings or the Buyer.

(b)	Authorization of Agreements. The execution and delivery by the Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation by the

Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action, and this Agreement has been duly and validly executed by the Seller and constitutes, and each of the Ancillary Agreements, when duly executed and delivered in accordance with this Agreement, will constitute, legal, valid and binding obligations of the

Seller, enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by state or federal antitrust laws, as well as bankruptcy, insolvency,

fraudulent conveyance, moratorium, reorganization or other similar laws relating to or affecting creditors’ rights generally.

(c)	Effect of Agreements. The execution and delivery by the Seller of this

Agreement and the Ancillary Agreements and the performance by the Seller of its obligations hereunder and thereunder, will not violate any provision of law applicable to the Seller (other than any state and federal antitrust laws and similar laws of general application), any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the

Seller, or any judgment, award or decree or any indenture, agreement or other instrument to which the Seller is a party, or by which the Seller or any of the Business Assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the Business Assets.

(d)	Consents and Approvals. Except as set forth in Schedule 3.01(d), no consent, approval or authorization of, or declaration, filing or registration with, or notice to, or order or action of, any court, administrative agency or other governmental authority or any other person or entity is required to be made or obtained by the Seller in connection with the execution and delivery by the Seller of this Agreement and the Ancillary Agreements, the delegation by the

Seller of its obligations under the Client Contracts to an unaffiliated entity, the consummation by the Seller of the transactions contemplated hereby or thereby and the performance by the Seller of its obligations contained herein or therein. Neither the Seller nor any of its affiliates has, in the aggregate, total assets or annual net sales of $113.4 million or more for purposes of the Hart-

Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. §18a).

(e)	Financial Information. The Seller has furnished to Holdings and the

Buyer (i) unaudited financial information relating to revenue and direct expenses for the

Business for the years ended June 30, 2004 and 2005 (the “Annual Operating Statements”) and

(ii) unaudited estimated selected balance sheet items for the Business as of June 30, 2004, June

30, 2005 and March 31, 2006 (the “Estimated Balance Sheet Items” and, collectively with the

Annual Operating Statements, the “Financial Information”), copies of which are attached hereto as Schedule 3.01(e). The Financial Information (a) has been derived from and is consistent with the books and records of the Seller and, subject to the limitations inherent in partial financial statements, including allocations of certain expenses, assets and liabilities that are not tracked by business line and not charged directly to the Business, are presented in conformity with generally accepted accounting principles, (b) have been prepared in a manner consistent with the accounting policies and procedures of the Seller used by the Seller since July 1, 2003, and (c)

subject to the limitations set forth above, does not contain any untrue statement of material fact or omit to state a material fact required to make the Financial Information not misleading.

(f)	Absence of Certain Changes or Events. Since March 31, 2006, except as otherwise set forth in Schedule 3.01(f) or permitted under Section 4.01 and except for the transactions contemplated in connection with the implementation of this Agreement and necessary to evidence the existing course of dealing of the Business, the Seller has not with respect to the Business:

(i)	incurred any obligation or liability (whether fixed, absolute,

accrued, contingent, known or unknown, or otherwise, of any kind or nature whatsoever) that would have a Business Material Adverse Effect from and after the Closing Date, except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice;

(ii)	mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of the Business Assets (other than mechanic’s,

materialman’s and similar statutory liens arising as a matter of law and purchase money security interests arising in the ordinary course of business between the date of delivery and payment);

(iii)	transferred, leased or otherwise disposed of any of the material

Business Assets except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any material assets or properties to be used by or in connection with the activities of the Business;

(iv)	cancelled or compromised any debt or claim or waived or released any rights of material value that would have a Business Material Adverse Effect from and after the Closing Date;

(v)	transferred or granted any rights under any concessions, leases,

licenses, sublicenses, agreements, patents, inventions, trademarks, trade names,

service-marks or copyrights or with respect to any know-how used by the Seller exclusively or primarily in the Business that would have a Business Material

Adverse Effect from and after the Closing Date;

(vi)	made or granted any wage or salary increase applicable to any

Retained Employee (as defined in Section 4.02(f)), entered into any employment relationship with, or made any loan to, or entered into any material transaction of any other nature with, any Retained Employee, except in the ordinary course of business and consistent with past practice or as previously disclosed to the Buyer;

(vii)	other than Client Contracts, entered into any transaction, contract or commitment binding on the Business, except (y) as involve payments of less than $500,000 and (z) as permitted by Section 4.01(a)(vii)(I), (J) or (K);

(viii)	suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) that affects in any material respect its ability to conduct the Business or received any claim or claims in respect of the

Business in excess of insurable limits, or cancelled any insurance coverage, in whole or in part, under any policy the coverage limits of which exceed $500,000;

(ix)	suffered any adverse change in any of its operations or in its financial condition or in its assets, properties or business, which adverse change would have a Business Material Adverse Effect from and after the Closing Date;

(x)	surrendered, had revoked or otherwise terminated or had

terminated any material license, permit or other approval, authorization or consent from any court, administrative agency or other governmental authority relating to the conduct of the Business from and after the Closing Date; or

(xi)	entered into any agreement to take any action described in this

Section 3.01(f).

(g)	Title to Properties, Absence of Liens and Encumbrances. Except as set

forth in Schedule 3.01(g) or as may arise after the Closing Date as a result of actions of the

Buyer, the Seller has good title to all the Assets, free and clear of all liens, charges, pledges,

security interests or other encumbrances (each an “Encumbrance”) of any nature whatsoever,

except Permitted Encumbrances (as defined below). Except as set forth on said Schedule, there are not any liens securing Business Assets to be purchased by the Buyer hereunder except such as may have arisen in the ordinary course of business and which, individually or in the aggregate,

would not have a Business Material Adverse Effect from and after the Closing Date. Except as set forth in Schedule 3.01(g), all leases of real or personal property of the Seller to be assigned to the Buyer hereunder are valid and binding in accordance with their respective terms and there is not under any of such leases any existing default, or any condition, event or act that with notice or lapse of time or both would constitute such a default, nor would consummation of the transactions contemplated hereby result in such a default or any such condition, event or act that,

in any such case, would have a Business Material Adverse Effect from and after the Closing

Date. The Business Assets constitute all of the assets or properties of the Seller used by the

Seller exclusively or primarily in the Business (other than any such assets or properties made available to the Buyer pursuant to the agreements and arrangements described in Sections

1.05(a)(i)-(v)) and this Agreement (including the Annexes hereto) and the Ancillary Agreements provide the Buyer with the right to use, on a nonexclusive basis, all assets or properties of the

Seller used in the Business, but not exclusively or primarily. As used in this Agreement, the term “Permitted Encumbrance” means (A) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established, (B) any statutory Encumbrance arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (C) any minor imperfection of title or similar Encumbrance that individually or in the aggregate with other such

Encumbrances do not materially impair the value of the property subject to such Encumbrance or the use of such property in the conduct of the Business, and (D) any Encumbrance created by the

Buyer on any of the Business Assets pursuant to the Financing.

	(h)	Contracts; No Defaults.
(i)	Except as disclosed in Schedule 3.01(h)(i), there is no claim that any Client Contract, Vendor Agreement, Real Property Lease, License, or Other

Agreement (collectively, the “Transferred Agreements”) is not valid and enforceable in accordance with its terms for the periods stated therein; and the

Seller is not in material default under any such Transferred Agreement nor is there an event of default or event that with notice or lapse of time or both would constitute such a material default by the Seller and, to the Seller’s knowledge, (i)

no other party to any Transferred Agreement is in material default under such

Transferred Agreement, and (ii) there is no event of default or event that with notice or lapse of time or both would constitute such a material default by such other party. Each Transferred Agreement is valid and enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws relating to or affecting creditors’ rights generally, and, to the

Seller’s knowledge, there are no circumstances existing on the date hereof that would result in any such Transferred Agreement becoming invalid or unenforceable. The pricing provisions contained in the Client Contracts and

Vendor Agreements that will be in effect for those periods from the date hereof until the end of the term for such Client Contracts or Vendor Agreements are consistent with pricing provisions contained in similar agreements that are included in the operating results reflected in the Annual Operating Statements or reflect current competitive conditions in the market and none of such Client

Contracts or Vendor Agreements provide for material reductions in pricing subsequent to the date hereof from the price levels established in such contracts for periods prior to the date hereof.

(ii)	Except as disclosed in Schedule 3.01(h)(ii), there are no contracts,

agreements, options, leases, licenses, sales and purchase orders, commitments,

and other obligations and undertakings of any kind, whether written or oral, by the Seller with any stockholder, director or officer thereof relating to the Business

Assets or necessary for the operation of the Business.

(i)	Litigation. Except as set forth in Schedule 3.01(i) and except for claims involving, individually, amounts less than $100,000 and, in the aggregate, an amount less than

$500,000, there are no actions, suits, investigations or proceedings with respect to the Business involving claims by or against the Seller pending or, to the knowledge of the Seller, threatened against the Seller relating to any of the operations of the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board,

bureau, agency or instrumentality. Except as set forth in Schedule 3.01(i), there are no orders,

judgments or decrees of any court or governmental agency with respect to which the Seller or any stockholder or affiliate of the Seller has been named or is a party that apply, in whole or in part, to the Business or any of the Business Assets.

(j)	Collective Bargaining Agreements; Labor Controversies; Etc. Neither the

Seller nor any stockholder or affiliate thereof is a party to any collective bargaining agreement with respect to any employees engaged in the operations of the Business. The Seller is in compliance in all material respects with all applicable laws respecting health and occupational safety, employment and employment practices, terms and conditions of employment and wages and hours with respect to employees engaged in the operations of the Business. There are no controversies between the Seller and any of its employees engaged in the operations of the

Business that might reasonably be expected to have a Business Material Adverse Effect from and after the Closing Date, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending, or, to the knowledge of the Seller, threatened against the Seller relating to any of the operations of the Business, and, to the Seller’s knowledge, there are no organizational efforts currently being made or threatened involving any of such employees. The

Seller has not received notice of any claim that the Seller has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours,

collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety with respect to employees engaged in the operations of the Business, or that the Seller is liable for any arrears of wages or any penalties for failure to comply with any of the foregoing. Schedule 3.01(j) sets forth the names and current compensation rates of all employees (excluding temporary employees) of the

Seller who were engaged exclusively in the day-to-day operations and support of the Business as of June 9, 2006 (the “Employees”) and the number of temporary employees engaged exclusively in the day-to-day operations and support of the Business as of such date.

(k)	Employee Benefit Plans. The Seller has been and currently is in compliance in all material respects, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the

Internal Revenue Code of 1986, as amended (the “Code”), respectively, with respect to each employee benefit plan within the meaning of Section 3(3) of ERISA (a “Plan”) maintained for the benefit of employees engaged in the operations of the Business by the Seller or to which the

Seller contributes or is required to contribute. No event has occurred, and there exists no condition or set of circumstances that has resulted in, or that may be reasonably expected to result in, the imposition of any material liability on the Seller or Holdings or the Buyer under

ERISA, the Code or other applicable law with respect to any Plan maintained for the benefit of employees engaged in the operations of the Business.

	(l)	Intellectual Property.
(i)	The Seller owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the

Customer Deliverables and (ii) to operate the Internal Systems (as defined below).

The Seller has taken reasonable measures to protect the proprietary nature of each item of Seller Intellectual Property (as defined below) and to maintain in confidence all trade secrets and confidential information that it owns or uses. No other person or entity has any rights to any of the Seller Intellectual Property owned by the Seller (other than licenses granted to end users in the ordinary course of business), and, to the knowledge of the Seller, no other person or entity is infringing, violating or misappropriating any of the Seller Intellectual Property.

(ii)	None of the Customer Deliverables, or the marketing, distribution,

provision or use thereof, infringes or violates in any material respect, or constitutes a material misappropriation of, any Intellectual Property rights of any person or entity, and, neither the marketing, distribution, provision or use of any

Customer Deliverables currently under development by Seller will, when such

Customer Deliverables are commercially released, infringe or violate in any material respect, or constitute a material misappropriation of, any Intellectual

Property rights of any person or entity. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual

Property rights of any person or entity. There are no current, unresolved complaints, claims or notices, or written threats thereof, received by the Seller alleging any such infringement, violation or misappropriation.

(iii)	The Seller has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Seller Intellectual Property.

(iv)	The Seller has not disclosed the source code for any software used in the Business, or other confidential information constituting, embodied in or pertaining to such software, to any person or entity, except pursuant to an agreement requiring such person or entity to maintain the confidentiality of such source code or confidential information, and the Seller has taken reasonable measures to prevent disclosure of such source code.

(v)	All of the copyrightable materials incorporated in or bundled with the Customer Deliverables have been created by employees or agents of the Seller within the scope of their employment or engagement by the Seller or by independent contractors of the Seller who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Seller.

No portion of such copyrightable materials was jointly developed with any third party that has not been assigned to the Seller.

(vi)	Schedule 3.01(l)(vi) lists all Open Source Materials (as defined below) that the Seller has used in any way in connection with the Business and describes the manner in which such Open Source Materials have been used by the

Seller, including, without limitation, whether and how the Open Source Materials have been modified and/or distributed by the Seller. Except as set forth in the

Schedule 3.01(i)(vi), the Seller has not (i) incorporated any Open Source

Materials into, or combined Open Source Materials with, any Customer

Deliverables, (ii) distributed Open Source Materials in connection with any

Customer Deliverables, or (iii) used Open Source Materials that (with respect to either clause (i), (ii) or (iii) above) (A) create, or purport to create, obligations for the Seller with respect to software developed or distributed by the Seller or (B)

grant, or purport to grant, to any third party any rights or immunities under intellectual property rights. Without limiting the generality of the foregoing, the

Seller has not used any Open Source Materials that require, as a condition of use,

modification and/or distribution of such Open Source Materials, that other software incorporated into, derived from or distributed with such Open Source

Materials be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or (3) redistributable at no charge.

(vii)	The computer programs, software and databases set forth on

Schedules 1.01(a)(ix) and 1.01(a)(x), comprise all operating and applications programs, software and databases owned, leased or licensed by the Seller (except those “off-the-shelf” programs generally available to the public and used by the

Seller primarily outside the operations of the Business) and used to carry on the operations of the Business.

(viii)	The Internal Systems provide necessary functionality for the

Business to complete its contracted project requirements without any material disruption to the Business. Except as set forth in Schedule 3.01(l)(viii), (A) all computer programs, software and databases set forth on Schedule 1.01(a)(ix) and the source codes therefor have been maintained only at the offices of the Seller engaged in the operations of the Business and (B) the Seller has not sold, licensed,

leased or otherwise transferred or granted any interest in or rights to any of said computer programs, software and databases (other than licenses granted to end users in the ordinary course of business).

(ix)	For purposes of this Agreement, the following terms shall have the following meanings:

“Customer Deliverables” shall mean the services of the Business that the Seller (1) currently provides or (2) currently plans to provide in the future.

“Internal Systems” shall mean the internal information technology or computing systems of the Seller that are necessary for the Seller to produce the Customer Deliverables.

“Intellectual Property” shall mean all: (A) granted patents, pending patent applications, and all related continuation, continuation-in-part,

divisional, reissue and re-examinations thereof, utility models, statutory invention registrations and design patents; (B) trademarks, service marks,

trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C)

copyrights and registrations and applications for registration thereof; (D)

mask works and registrations and applications for registration thereof; (E)

computer software, data and documentation; (F) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how,

manufacturing and product processes and techniques, research and development information, unpublished copyrightable works, financial,

marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (H) copies and tangible embodiments thereof.

“Open Source Materials” shall mean all software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model, including without limitation the

GNU General Public License (GPL), GNU Lesser General Public License

(LGPL), Mozilla Public License (MPL), BSD Licenses, the Artistic

License, the Netscape Public License, the Sun Community Source License

(SCSL), the Sun Industry Standards License (SISL) and the Apache

License.

“Seller Intellectual Property” shall mean the Intellectual Property owned by or licensed to the Seller and incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

(m)	Use of Real Property. Except as set forth in Schedule 3.01(m), the leased real property listed in Schedule 1.01(a)(iv) is used and operated in compliance and conformity with all applicable leases, contracts, commitments, licenses and permits, to the extent that the failure so to conform would, in the aggregate, have a Business Material Adverse Effect from and after the Closing Date. The Seller has not received notice of any material violation by the Seller of any applicable zoning or building regulation, ordinance or other similar law, order, regulation or requirement relating to the real property used exclusively or primarily in the conduct of the

Business and, to the knowledge of the Seller, there is no such violation. To the knowledge of the

Seller, no law, order, regulation or requirement presently in effect or condition precludes or materially restricts continuation of the present use of such real property to the extent related exclusively or primarily to the conduct of the Business.

(n)	Condition of Assets. All tangible personal property, real property, fixtures and equipment included within the Assets and used in the ordinary course of business of the

Business are in a reasonable state of repair (ordinary wear and tear excepted) and operating condition, except as set forth in Schedule 3.01(n) and except for Assets that are not currently being used in the operations of the Business or that are not material to the conduct of the

Business.

	(o)	Taxes.
(i)	The Seller has properly filed on a timely basis, including

extensions, all material Tax Returns relating to the Assets or the Business that it was required to file, and to the extent relating to the Assets or Business all such

Tax Returns were true, correct and complete in all material respects. The Seller has paid all Taxes relating to the Assets or Business that were shown on such Tax

Returns as due and payable. There is no basis for the assertion of any claim relating to or attributable to Taxes, which, if adversely determined, would result in any material lien, security interest or encumbrance on the Assets or the

Business, or would reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect. The Seller (i) does not have any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person other than the Seller, or (ii) is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. None of the liabilities assumed pursuant to Section 2.04 consists of or includes any obligation to pay or reimburse Taxes of any other person or entity. All material

Taxes relating to the Business Assets or the Business that the Seller was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental

Authority. For purposes of this Agreement, (i) “Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock,

capital gains, documentary, recapture, alternative or add-on minimum, disability,

estimated, registration, recording, excise, real property, personal property, sales,

use, license, lease, service, service use, transfer, withholding, employment,

unemployment, insurance, social security, national insurance, business license,

business organization, environmental, workers compensation, payroll, profits,

severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof,

and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof, and (ii) “Tax Returns”

shall mean any and all reports, returns, declarations, or statements relating to

Taxes, including any schedule or attachment thereto and any related or supporting workpapers or information with respect to any of the foregoing, including any amendment thereof.

(ii)	None of the Business Assets of the Business (i) is property that is required to be treated as being owned by any other person or entity pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, (ii)

is “tax-exempt use property” within the meaning of Section 168(h) of the Code,

(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code, or (iv) is subject to a lease under Section

7701(h) of the Code or any predecessor section.

(iii)	The Seller is not a party to a lease that is treated as a “Section 467 rental agreement” within the meaning of Section 467(d) of the Code.

(iv)	Schedule 3.01(o) sets forth each jurisdiction (other than United

States federal) in which the Seller, because of the operation of the Business or ownership of the Business Assets, files, is required to file or has been required to file a Tax Return or is or has been liable for any Taxes on a “nexus” basis.

Section 3.01(o) sets forth each jurisdiction that has sent notices or communications of any kind requesting information relating to the Seller’s nexus with such jurisdiction.

(v)	The Seller is a “United States person” within the meaning of

Section 7701(a)(30) of the Code.

(p)	Compliance with Law. Except as set forth in Schedule 3.01(p): (i) the

Seller is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Seller is a party or is subject and that applies to the

Business; (ii) the Seller is not in violation of any laws, ordinances, governmental rules or regulations to which the Seller is subject and that relate to the Business; and; (iii) the Seller has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the conduct of the Business or the ownership of any of the Business Assets, in each case, which default, violation or failure to obtain would have a Business Material Adverse Effect from and after the Closing Date.

	(q)	Compliance with Health Care Laws.
(i)	The Seller has operated the Business in compliance in all material respects with all applicable Health Care Laws (as defined herein), including all

Medicare and Medicaid program rules and regulations applicable to the Seller.

“Health Care Laws” shall mean all federal, state and local laws, rules, regulations,

interpretations, guidelines, ordinances and decrees primarily relating to Medicare or Medicaid program contractors, medical assistance programs, third party reimbursement programs, and cost reimbursement programs, as now in effect,

applicable to the Business, including, but not limited to, the Social Security Act,

the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and

Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program

Protection Act of 1987 and the Administrative Simplification provisions of the

Health Insurance Portability and Accountability Act of 1996 (“HIPAA”).

(ii)	The Seller has maintained, in all material respects and in

compliance with applicable federal and state laws and regulations, the records the

Seller is required to maintain by the federal and state agencies and private entities with which the Seller has contracted including, without limitation, the federal and state Medicare and Medicaid programs and other governmental agencies and private entities in connection with its operation of the Business, and the Business has all necessary permits, licenses, franchises, certificates and other approvals or authorizations of any Governmental Authority (as defined herein) as are required to operate the Business under applicable Health Care Laws. “Governmental

Authority” shall mean the federal, state or local government, or other political subdivision thereof, and any agency of such governmental entities exercising regulatory or administrative authority over or pertaining to the Seller in connection with operating the Business.

(iii)	The Seller has filed, when due, all requisite cost reports, claims and other reports required to be filed in connection with the Business, with all

Medicare and Medicaid programs on or before the date hereof, all of which are complete and correct in all material respects. There are no known claims, actions or appeals pending against the Seller before any Third Party Payor (as defined herein) or Governmental Authority, including, without limitation, any Fiscal

Intermediary (as defined herein), the Provider Reimbursement Review Board, or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any Medicare or Medicaid cost reports or claims filed by the Seller in connection with the operations of the Business on or before the date hereof.

“Third Party Payor” shall mean any person or entity, such as a Fiscal

Intermediary, health insurance company, health maintenance organization, or third party administrator that is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance or other goods or services for eligible patients under Medicare, Medicaid, or a commercial health insurance or health maintenance contract. “Fiscal

Intermediary” shall mean any qualified insurance company or other entity that has entered into a contractual relationship with any Governmental Authority to make payment to payees under Medicare, Medicaid or any other federal, state or local health benefit or medical assistance program pursuant to any of the Health Care

Laws.

(r)	Customers. As of the date hereof, the Seller has not, with respect to the

Business, been notified in writing by any Significant Client that such Significant Client (i) has terminated or intends to terminate its Client Contract earlier than contemplated by such Client

Contract, (ii) has notified the Seller that the Seller will be prohibited from submitting a bid with respect to a renewal of any Client Contract, or (iii) has instituted or intends to institute litigation in connection with matters under its Client Contract. For purposes hereof, the term “Significant

Client” shall mean any customer (i) ranked among the top 10 customers of the Business based on sales volume for the nine months ended March 31, 2006 or (ii) from which the Business expects to derive 5% or more of its revenue for the fiscal year ending June 30, 2006.

(s)	No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller with Holdings and the

Buyer and their representatives without the intervention of any person as a result of any act of the Seller or any stockholder or affiliate of the Seller in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment.

	(t)	Investor Representations.
(i)	The Seller is acquiring the Common Stock Consideration (and any stockholder of the Seller that may receive any portion of the Common Stock

Consideration will acquire such shares), for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities

Act of 1933, as amended (the “Securities Act”);

(ii)	The Seller and each stockholder of Seller is an “accredited

investor” as such term is defined in Rule 501(a) promulgated under the Securities

Act;

(iii)	The Seller agrees that Holdings may place a legend on the

certificates delivered hereunder (and on any certificate issued to any stockholder of the Seller) stating that the shares of Holdings Common Stock have not been registered under the Securities Act, and, therefore, cannot be offered, sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available;

(iv)	The Seller further understands that the exemptions from

registration afforded by Rule 144 and Rule144A (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(v)	The Seller and each stockholder of Seller has been afforded the opportunity during the course of negotiating the transactions contemplated by this

Agreement to ask questions of, and to secure such information from, Holding and its officers and directors as it deems necessary to evaluate the merits of entering into such transactions.

Section 3.02. Representations and Warranties of Holdings and the Buyer. Holdings and

the Buyer jointly and severally represent and warrant to the Seller as follows:

(a)	Organization, Corporate Power, etc. Each of the Buyer, Holdings and

each Designated Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which it is required to be so licensed or qualified,

except where the failure to be so licensed or qualified would not have a Buyer Material Adverse

Effect. The Buyer, Holdings and each Designated Subsidiary have all requisite corporate power and authority to acquire, own, lease and operate the Assets to be conveyed to them, to continue the Business, and to execute and deliver this Agreement, the Ancillary Agreements to which they are a party and to perform their respective obligations hereunder and thereunder. The Buyer has delivered to the Seller certified copies of the Certificates of Incorporation, including all amendments thereto through the date hereof, and the Bylaws of the Buyer, Holdings and each

Designated Subsidiary as in effect on the date hereof.

(b)	As used herein, the term “Buyer Material Adverse Effect” shall mean a material adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of Holdings and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Buyer Material Adverse Effect: (i) any changes in United States generally accepted accounting principles; (ii) changes in general economic conditions in the United States or the global economy; (iii) changes (including changes in applicable law) affecting the industry in which Holdings operates in general; (iv) any adverse change, effect, event, occurrence, state of facts or development (including any reduction in sales, services or results of operations, any disruption in client, supplier, distributor, partner or similar relationships or any loss of employees) primarily attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (v) any action required to be taken pursuant to this

Agreement or by or at the request of the Seller.

(c)	Authorization of Agreements. The execution, delivery and performance by the Buyer, Holdings and each Designated Subsidiary of this Agreement, the Ancillary

Agreements to which they are parties and the consummation by the Buyer, Holdings and each

Designated Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by Holdings and the Buyer and constitutes, and each of the Ancillary Agreements,

when duly executed and delivered in accordance with this Agreement, will constitute, legal, valid and binding obligations of the Buyer, Holdings and each Designated Subsidiary executing the same, enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by state or federal antitrust laws, as well as bankruptcy, insolvency,

fraudulent conveyance, moratorium, reorganization or other similar laws relating to or affecting creditors’ rights generally.

(d)	Effect of Agreements. The execution and delivery by the Buyer, Holdings and each Designated Subsidiary of this Agreement and the Ancillary Agreements to which they are parties, and the performance by the Buyer, Holdings and each Designated Subsidiary of their respective obligations hereunder and thereunder, will not violate any provision of law applicable to the Buyer (other than any state and federal antitrust laws and similar laws of general application), any order of any court or other agency of government, the Certificates of

Incorporation or By-laws of the Buyer, Holdings or any Designated Subsidiary, or any judgment,

award or decree or any indenture, agreement or other instrument to which the Buyer, Holdings or any Designated Subsidiary is a party or by which the Buyer, Holdings or any Designated

Subsidiary or their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture,

agreement or other instrument, or, except as contemplated by the terms of the financing to be obtained pursuant to Section 5.01(i), result in the creation or imposition of any lien, charge,

security interest or encumbrance of any nature whatsoever upon any of the properties or assets of the Buyer, Holdings or any Designated Subsidiary.

(e)	Capital Stock. The authorized capital stock of Holdings consists of

5,000,000 shares of Preferred Stock, $.01 par value, and 45,000,000 shares of Common Stock,

$.01 par value, of which as of March 31, 2006 no shares of Preferred Stock and 21,102,565 shares of Common Stock were duly authorized, validly issued and outstanding, fully paid and nonassessable and 4,229,630 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options. The issuance, sale and delivery of the shares of Holdings

Common Stock to be issued pursuant to Section 2.02 have been duly authorized by all requisite action of Holdings, and, when issued, sold and delivered in accordance with this Agreement,

such shares will be validly issued and outstanding, fully paid and nonassessable and free and clear of all pre-emptive rights, liens, encumbrances or adverse claims of any kind.

(f)	Governmental Approvals. Except as set forth in Schedule 3.02(e), no consent, approval or authorization of, or declaration, filing or registration with, or notice to, or order or action of, any court, administrative agency or other governmental authority or any other person or entity is required to be made or obtained by the Buyer, Holdings or any Designated

Subsidiary in connection with the execution and delivery by the Buyer, Holdings and each

Designated Subsidiary of this Agreement and the Ancillary Agreements to which they are parties or the consummation by the Buyer, Holdings and each Designated Subsidiary of the transactions contemplated hereby or thereby. Neither the Buyer, Holdings, nor any of their respective affiliates has, in the aggregate, total assets or annual net sales of $113.4 million or more for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C.

§18a).

(g)	Litigation. There are no actions, suits, investigations or proceedings involving claims by or against the Buyer, Holdings or any Designated Subsidiary pending or, to the knowledge of the Buyer, threatened against the Buyer, Holdings or any Designated

Subsidiary relating to the Business, or the consummation of the transactions contemplated hereunder, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. There are no orders,

judgments or decrees of any court or governmental agency with respect to which the Buyer,

Holdings or any Designated Subsidiary has been named or is a party that apply, in whole or in part, to the Business or the consummation of the transactions contemplated hereunder.

(h)	No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Holdings and the Buyer with the

Seller and its representatives without the intervention of any person as a result of any act of

Holdings or the Buyer in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment.

(i)	SEC Reports. Holdings has filed with the Securities and Exchange

Commission (the “SEC”) all forms, reports, schedules, registration statements, proxy statements,

certifications and other documents required to be filed by Holdings with the SEC since

January 1, 2003 (as they have been amended since the time of their filing, and including any documents filed as exhibits, annexes or schedules thereto, collectively, the “SEC Reports”). The

SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein), when filed, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the

Securities Act, (and the rules and regulations of the SEC promulgated thereunder) applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained, as of the filing date or, if amended, as of the date of any amendment any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(j)	Financial Statements. Each of the consolidated balance sheets included in or incorporated by reference into the SEC Reports (including the related notes and schedules thereto) fairly presented, in all material respects, the consolidated financial position of Holdings and its subsidiaries as of its date, and each of the consolidated statements of income (loss) and consolidated statements of cash flows included in or incorporated by reference into the SEC

Reports (including any related notes and schedules thereto) fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of Holdings and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements,

to the absence of notes, similar presentation items and normal year-end audit adjustments), in each case in accordance with U.S. GAAP consistently applied during the periods presented,

except as may have been noted therein or, in the case of unaudited interim financial statements,

as may have been permitted by Form 10-Q under the Exchange Act.

(k)	Eligibility to Use Form S-3. Holdings meets the “registration eligibility”

requirements set forth in Part I.A. of the general instructions to the registration statement on

Form S-3.

ARTICLE IV. COVENANTS PRIOR TO CLOSING

Section 4.01. Covenants of the Seller.
(a)	The Seller agrees that, at all times between the date hereof and the Closing

Date, except for activities in connection with the consummation of the transactions contemplated hereby or with the prior written consent (which consent shall not be unreasonably withheld,

delayed or conditioned) of the Buyer, the Seller shall:

(i)	operate the Business only in the ordinary course and, to the extent consistent with such operations, use its commercially reasonable efforts to substantially (A) preserve the current business organization of the Business intact,

(B) keep available the services of those officers and employees currently engaged in the operations of the Business and (C) preserve its present relationships with customers of, and all other persons having material business dealings with, the

Business;

(ii)	maintain all Business Assets being sold to the Buyer in good repair, order and condition consistent with past practices, reasonable wear and tear excepted;

(iii)	maintain ordinary levels of supplies and prepaid expenses

(replenishing supplies and making all prepayments when and as required consistent with the operation of the Business in the ordinary course);

(iv)	maintain books of account and records relating to the Business in the ordinary course, on a basis consistent with past practice, and use its commercially reasonable efforts to comply in all material respects with all laws applicable to the conduct of the Business and perform all its obligations without material default;

(v)	notwithstanding clause (i) of this Section 4.01(a), not make or agree to make (A) any capital expenditure in respect of the Business in excess of

$500,000 or (B) any other expenditure in respect of the Business in excess of

$500,000 other than in connection with the performance of Client Contracts; and

(vi)	not, with respect to the Business (A) incur any obligation or liability (fixed or contingent) that would have a Business Material Adverse Effect

(as defined below) from and after the Closing Date, except normal trade or business obligations incurred in the ordinary course and consistent with past practice and except in connection with this Agreement and the transactions contemplated hereby; (B) discharge or satisfy any lien, security interest or encumbrance or pay any material obligation (fixed or contingent), other than in the ordinary course; (C) mortgage, pledge or subject to any lien, security interest or encumbrance any of the Business Assets (other than Permitted Encumbrances);

(D) transfer, lease or otherwise dispose of any of the Business Assets except for a fair consideration in the ordinary course or, except in the ordinary course, acquire any assets or properties; (E) cancel or compromise any material debt or claim,

except in the ordinary course and consistent with past practice; (F) surrender,

cause to be revoked or otherwise terminate any material license, permit or other approval, authorization or consent from any court, administrative agency or other governmental authority relating to the conduct of the Business; (G) transfer or grant any rights under any leases, licenses, sublicenses, agreements, patents,

inventions, trademarks, trade names, servicemarks, or copyrights or with respect to any know-how related to the Business that would have a Business Material

Adverse Effect from and after the Closing Date; (H) make or grant any wage or salary increase applicable to any Retained Employee or enter into any employment relationship with, or make any loan to, or enter into any material transaction of any other nature, with any Retained Employee from and after the

Closing Date, except in the ordinary course of business and consistent with past practice; (I) enter into any contract (other than Client Contracts) involving the performance of services or the provisions of goods (in either case as a vendor or vendee) that in accordance with its terms will not be completed for a period in excess of one year after the date of such contract and/or involves payments in excess of $500,000, (J) enter into any other transaction, contract or commitment,

except in the ordinary course of business and consistent with past practice; or (J)

except in the ordinary course and consistent with past practice, amend or modify in any way materially adverse to the interests of the Seller any contract listed in

Schedules 1.01(a)(v), 1.01(a)(viii), or 1.01(a)(ix).

(b)	Between the date hereof and the Closing Date, the Seller shall, with the

Buyer’s cooperation, but at the expense of the Seller, use its commercially reasonable efforts to obtain all authorizations, consents, waivers and approvals as may be required in connection with the assignment of the contracts, agreements, licenses, leases, and other commitments to be assigned to the Buyer or its Designated Subsidiary pursuant to this Agreement or to arrange for reasonably suitable substitutes thereof consistent with the understanding that the economic risks and benefits of the Business from and after the Closing Date shall be solely for the account of the

Buyer; provided, however, that in no such event shall the Seller be obligated to pay any money to any person or to offer or grant other financial or other accommodations to any person in connection with any such authorization, consent, waiver or approval.

(c)	[Reserved]
(d)	Between the date hereof and the Closing Date, the Seller shall provide to representatives of the Buyer, upon reasonable notice and during normal business hours (but without material interruption of the business of the Seller), full access to the financial,

accounting and legal records of the Seller with respect to the Business as may be reasonably requested and allow representatives of the Buyer to discuss the Business with certain key employees of the Seller designated by the Buyer and approved by the Seller; provided, however,

that the Seller will not provide any information regarding any prices under any Client Contracts or Vendor Agreements or any information regarding its costs of providing services pursuant to the Business unless and until it is reasonably determined by the parties that the conditions to closing set forth in Sections 5.01(k) and (l) are reasonably likely to be met or satisfied and the parties have no reason to believe that any of the other conditions to closing will not be satisfied.

Without limiting the generality of the foregoing, on or prior to July 12, 2006, true and complete copies of all Client Contracts, Vendor Agreements and each other agreement, commitment and documents referred to in any of the Schedules to this Agreement shall be provided or made available to the Buyer and its counsel; provided, however, that any pricing information will be initially redacted from any such Agreements. Unless and until the transactions contemplated herein have been consummated, the Buyer and Holdings shall hold in strict confidence and shall not use or exploit any and all information obtained pursuant to this Agreement and, if such transactions are not consummated, the Buyer and Holdings shall return to the Seller all documents and other materials received by them hereunder, including, without limitation, any copies of contracts, schedules or extracts thereof.

(e)	As promptly as practicable after the date of this Agreement, the Seller shall prepare (A) audited financial statements for the Business for the fiscal years ended June 30,

2004, June 30, 2005 and June 30, 2006 that are prepared in accordance with generally accepted accounting principles consistently applied, accompanied by the unqualified audit report thereon by the Seller’s independent auditors, all in substantially the form of Schedule 4.01(e), and (B)

unaudited financial statements for the period from June 30, 2006 through the end of the monthly accounting period ending immediately prior to the Closing Date, certified by the Seller’s chief financial officer. The Seller shall provide its independent auditors with all necessary financial information and data relating to the Business for the periods referred to in this Section 4.01(d)

and make available all employees of the Seller reasonably deemed necessary by the independent auditors to assist in the preparation of such financial statements. The audit of such financial statements shall be conducted in accordance with generally accepted auditing standards and shall not be subject to any limitation on its scope. The Seller shall make available to the Buyer copies of all documents delivered to the independent auditors and, promptly upon completion, the Seller shall deliver such financial statements to the Buyer. The Seller shall be required to arrange for the cooperation and assistance of its independent auditors in preparing such financial statements and in consulting with the auditors of Holdings to make any adjustments to such financial statements required by SEC Regulation S-X. All costs and expenses of preparing such financial statements, including the fees and expenses of such auditors, shall be borne by the Seller.

(f)	Prior to the Closing, the Seller may revise, supplement and update the

Schedules to reflect any matter that as of the date of this Agreement was unknown to or not intentionally or deliberately withheld by the Seller or that arose after the date of this Agreement,

and, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described by the Seller in the schedules to this Agreement or that is necessary to correct any information in a schedule to this Agreement that was or has been rendered materially inaccurate thereby and was not deliberately or intentionally withheld from disclosure by the

Seller. Each such revision, supplement or update of the Schedules shall constitute a modification of the representations and warranties of the Seller contained in this Agreement; provided,

however, that if a Business Material Adverse Effect occurs as a result of the substance of any such revision, supplement or update, the Buyer shall have the right to terminate this Agreement pursuant to Section 5.01(a).

Section 4.02. Covenants of Holdings and the Buyer.
(a)	Between the date hereof and the Closing Date, the Buyer and each of its representatives shall cooperate fully with the Seller and its representatives with respect to the investigation by the Buyer and its representatives of the Business, as provided in Section 4.01(d),

so as to minimize any disruption to the Business that may result from such investigation. Prior to the Closing, the Buyer shall promptly notify the Seller of any material breach or inaccuracy of any of the Seller’s representations and warranties contained in this Agreement or of any material inaccuracy of any information in a schedule to this Agreement, in each case as has been discovered by, or otherwise come to the attention of, Holdings or the Buyer at any time prior to the Closing.

(b)	[Reserved]
(c)	Between the date hereof and the Closing Date, Holdings and the Buyer shall cooperate with the Seller in its efforts to obtain the authorizations, consents, waivers and approvals referred to in Section 4.01(b).

(d)	The Buyer has previously delivered to the Seller a copy of a proposed bank commitment letter providing for a term loan and revolving credit facility to finance the transactions contemplated hereby. The Buyer shall use commercially reasonable efforts to arrange and consummate a financing under such commitment letter or with another bank or financial institution for at least $50 million (the “Financing”), including using commercially reasonable efforts (A) to negotiate in good faith definitive agreements respecting the Financing on terms comparable to those proposed in the commitment letter, (B) to satisfy all conditions provided in such definitive agreements, (C) to negotiate in good faith such modifications to the

Financing as may be necessary or advisable to reflect any change in market conditions that occurs after the date of this Agreement, (D) if any portion of the Financing has become unavailable, regardless of the reason therefor, to obtain alternative financing from the same or other sources on and subject to substantially the same terms and conditions as that portion that has become unavailable and (E) to satisfy at or prior to the Closing all requirements of any agreements under the Financing is to be provided and conditions to the drawdown of proceeds thereunder. The Buyer agrees that it will use commercially reasonable efforts to exercise all of its rights to enforce performance of any agreements under that the Buyer is entitled to receive the

Financing with respect to the transactions contemplated by this Agreement and will not waive,

modify or amend any of its rights under such agreements in any material respect.

(e)	The Buyer agrees that, effective as of the Closing Date, it will offer to continue the employment of all Employees, whether such Employees are active, on leave or on short-term disability, it being understood that, to the maximum extent permitted or allowed by applicable law, such employment shall be employment at will. Any such offer of employment to an Employee shall be for substantially comparable rates of pay (including, without limitation annual base salary and bonus) as in effect immediately prior to the Closing. The Buyer also agrees to recognize all vacation and sick days for which Retained Employees (as defined in

Section 4.02(f)) would qualify during the balance of the calendar year based on (A) with respect to vacation days, the duration of their employment by the Seller in accordance with the policies of the Seller prior to the Closing Date and (B) with respect to sick days, the duration of their employment by the Seller in accordance with the policies of the Seller prior to the Closing Date.

For purposes of this Section 4.02(e), the term “continued employment” shall mean with respect to position, “substantially the same duties in the same functional area”, it being understood and agreed, however, that nothing in this Section 4.02(d) shall require the Buyer (A) to provide or continue for the benefit of any employees any bonus or other compensation plan or arrangement or any other employee benefit plan currently maintained by the Seller or any affiliate thereof, or

(B) to maintain the organizational structure of the Business in effect on the date hereof. The foregoing notwithstanding, this Section 4.02(e) shall not apply to the employees of the Seller listed on Schedule 4.02(e) that are entering into employment agreements with the Buyer on or about the Closing Date.

(f)	Employees who accept the Buyer’s offer of employment (“Retained

Employees”) shall be entitled to participate in all employee benefit plans maintained by Holdings or the Buyer for their employees generally, on the same terms and conditions; provided that employment service of Retained Employees as recognized by the Seller under its Plans shall be recognized under the Buyer’s employee benefit plans and arrangements. Holdings and the Buyer shall make available to Retained Employees medical, hospitalization and similar fringe benefits reasonably comparable to those offered to comparable employees of Holdings and the Buyer;

provided, that Holdings and the Buyer shall waive all actively-at-work provisions of such benefit plans, shall waive all waiting periods for such benefit plans and give prior service credit for any plans that have such a requirement, and shall waive any previously satisfied deductibles and out-

of-pocket maximums for medical and dental plans, subject to proof of payment by the Retained

Employee. To the extent permitted by law and the provisions of Buyer’s employee benefit plans,

Retained Employees may elect to roll their 401(k) retirement plan account balances over to a qualified plan sponsored by the Buyer, and may include in such rollovers loan balances, which shall be then administered under the Buyer’s qualified retirement plan in accordance with the terms and conditions of the original loan notes. To the extent permitted by law and the provisions of the Buyer’s flexible spending account plan, Retained Employees participating in a flexible spending account plan sponsored by the Seller shall have their account balances rolled into a similar plan sponsored by the Buyer and shall participate in such plan in accordance with its terms.

Section 4.03. Joint Covenants.
(a)	Immediately after the date hereof, Holdings, the Buyer and the Seller shall use commercially reasonable efforts to jointly develop and execute a plan to meet with mutually-

agreed upon clients of the Business and selected clients of Holdings to explain the transaction and, where required, to seek approval of the transfer of the Client Contracts to Buyer or its

Designated Subsidiary.

(b)	Holdings, the Buyer and the Seller shall negotiate in good faith the specific terms of each of the Ancillary Agreements referenced (i) in Annex I and Annex II, and

(ii) otherwise in Section 1.06 and not attached as an Exhibit hereto.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.01. Conditions Precedent to Obligations of Holdings and the Buyer. The

obligations of the Buyer under this Agreement to purchase the Business Assets and assume the

Assumed Liabilities are subject to the satisfaction at or prior to the Closing Date of each of the following conditions unless waived (to the extent such conditions can be waived) by the Buyer:

(a)	Accuracy of Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date (except that those representations and warranties that address matters only as of a particular date shall continue to be true and correct in all material respects on and as of such date) with only such failures to so be true as have not had and would not reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect, and the Seller shall have delivered to the Buyer a certificate to that effect.

(b)	Compliance with Covenants. The Seller shall have performed in all material respects all agreements and covenants required to be performed by it under this

Agreement at or prior to the Closing Date, and the Seller shall have delivered to Holdings and the Buyer a certificate to that effect.

(c)	Opinion of Counsel for the Seller. The Buyer shall have received the favorable opinion of Kirkpatrick and Lockhart Nicholson Graham LLP, counsel for the Seller,

dated the Closing Date, in form and substance reasonably satisfactory to Holdings and the Buyer and their counsel, to the effect that:

(i)	The Seller is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is licensed or qualified as a foreign corporation in each jurisdiction set forth on a schedule to such opinion. The Seller (a) has the corporate power to execute, deliver, and perform its obligations under this Agreement and the Ancillary Documents (the

“Transaction Documents”), (b) has taken all corporate action necessary to authorize the execution, delivery, and performance of the Transaction Documents,

and (c) has duly executed and delivered the Transaction Documents.

(ii)	The Asset Purchase Agreement, the Registration Rights

Agreement, the Non-Compete Agreement and the Data Processing Services

Agreement are valid and binding obligations of the Seller, enforceable against the

Seller in accordance with their respective terms, except (A) as the enforceability hereof or thereof may be limited by state and federal antitrust laws, as well as bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws relating to or affecting creditors’ rights generally and (B) that such enforceability is subject to general principles of equity and to the discretion of the court before which any proceedings may be brought, regardless of whether at a proceeding in equity or law.

(iii)	The execution and delivery by the Seller of and the performance by the Seller of its obligations under the Transaction Documents do not constitute a violation by the Seller of (a) the Seller’s Certificate of Incorporation or By-laws,

(b) any existing obligation of the Seller under the express terms of any court order which, to our knowledge without investigation, (i) names the Seller and is specifically directed to the Seller or any of the Business Assets and (ii) materially and adversely affects the title to the Business Assets or the ability of the Seller to perform its obligations under the Transaction Documents. The execution and delivery by the Seller of and the performance by the Seller of its obligations under the Transaction Documents do not, assuming receipt of the consents listed on

Schedule 3.01(d), breach or constitute a default of the Seller under the express terms of any agreement or instrument listed on a schedule to such opinion to which the Seller is a party and that materially and adversely affects the title to the

Business Assets or the ability of the Seller to perform its obligations under the

Transaction Documents.

(iv)	The execution and delivery by the Seller of and performance by the Seller of its obligations under the Transaction Documents do not (contingent upon Holdings and the Buyer’s representation and warranty that neither the

Buyer, Holdings, nor any of their respective affiliates has total assets or annual net sales of $113.4 million or more for purposes of the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended (15 U.S.C. §18a)), require the

Seller to obtain any approval by or make any filing with any governmental authority under any statute, rule, or regulation of the State of New York or the

United States, other than approvals and filings set forth on a schedule to such opinion and approvals and filings previously obtained or made and in full force and effect.

In rendering such opinion Kirkpatrick and Lockhart Nicholson Graham LLP shall be entitled to rely on certificates of fact by officers of the Seller and certificates of government officials.

(d)	Legal Actions or Proceedings. No governmental authority or other agency, commission or court of competent jurisdiction charged with enforcing laws of general applicability (i) shall have threatened or shall have instituted any suit or proceeding alleging that the acquisition of the Business is in violation of such laws or seeking to prevent or prohibit the consummation of the transactions contemplated hereby, or (ii) shall have threatened or shall have issued or entered any injunction or other order (whether temporary, preliminary or permanent)

that has the effect of making the acquisition of the Business illegal or otherwise prohibiting the consummation of the transactions contemplated hereby.

(e)	Assignments of Contracts. The Seller shall have obtained all the authorizations, consents, waivers and approvals required in connection with the assignment of those principal contracts, agreements, licenses, leases, and other commitments necessary to the operations of the Business as set forth in Schedule 5.01(e) hereto and to be assigned to the Buyer or its Designated Subsidiary pursuant to this Agreement, or shall have entered into a

Subcontracting Agreement with respect thereto on terms satisfactory to Holdings and the Buyer consistent with the understanding that the economic risks and benefits of the Business from and after the Closing Date shall be solely for the account of the Buyer or its Designated Subsidiary.

(f)	Governmental Approvals. All approvals, authorizations, consents, orders,

actions of or filings with any court, administrative agency or other governmental authority, the failure of which to obtain could reasonably be expected to have a Business Material Adverse

Effect, shall have been obtained or completed by the Seller on or prior to the Closing Date.

(g)	Ancillary Agreements. The Seller shall have executed and delivered the

Ancillary Agreements and each such Ancillary Agreement shall be in full force and effect as of the Closing Date (assuming the execution and delivery thereof by the Buyer, Holdings and any

Designated Subsidiary that are parties thereto).

(h)	Individual Non-Compete Agreement. Mr. Mosakowski shall have

executed and delivered a Non-Compete Agreement substantially in the form of Exhibit E hereto

(the “Individual Non-Compete Agreement”) and such agreement shall be in full force and effect as of the Closing Date (assuming the execution and delivery thereof by the Buyer, Holdings and any Designated Subsidiary that are parties thereto).

(i)	Margin. The amount equal to the difference (as determined in accordance with the Seller’s past practices and consistent with the Financial Information provided under

Section 3.01(e) and Section 2.08) between (i) the 2006 Total Revenue and (ii) direct expenses

(but before general and administrative expenses) shall be no lower than the amount equal to thirty-seven percent (37%) of the 2006 Total Revenue.

(j)	Employment Agreements. Each of Messrs. Curtin, Frey and Singh and

Ms. Glenn shall have executed an Employment Agreement on terms and conditions consistent with the term sheets previously delivered to such employees prior to the date hereof

(collectively, the “Employment Agreements”) and shall be actively engaged in the business on the Closing Date, and each of the Employment Agreements shall be in full force and effect as of the Closing Date (assuming the execution and delivery thereof by the Buyer, Holdings and any

Designated Subsidiary that are parties thereto).

(k)	Financing. Holdings and/or the Buyer shall have obtained the Financing;

provided, however, that prior to (and as a condition to) invoking this condition, the Buyer shall have complied with Sections 4.02(b) and (d).

(l)	Financial Statements. The Seller shall have delivered to Holdings and the

Buyer the financial statements to be delivered pursuant to Section 4.01(e).

(m)	Supporting Documents. On or prior to the Closing Date, the Buyer,

Holdings and its counsel shall have received copies of the following supporting documents:

(i)	certificate of the Secretary of State of the Commonwealth of

Massachusetts dated as of a recent date as to the due standing of the Seller; and

(ii)	a certificate of the Secretary or an Assistant Secretary of the Seller

dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and the

Ancillary Agreements and that all such resolutions are still in full force and effect;

and (B) the incumbency and specimen signature of each officer of the Seller executing this Agreement and the Ancillary Agreements and any certificate or instrument furnished pursuant hereto or thereto, and a certification by another officer of the Seller, as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

(n)	FIRPTA. On or prior to the Closing, the Seller shall deliver to the Buyer a statement, in a form reasonably satisfactory to the Buyer, certifying: (i) that the Seller is not a foreign corporation, (ii) that the Seller is not a disregarded entity as defined in Treasury

Regulation Section 1.1445-2(b)(2)(iii), (iii) to the Seller’s U.S. employer identification number,

and (iv) to the Seller’s office address. The Seller acknowledges that the Buyer may disclose this certification to the Internal Revenue Service.

Section 5.02. Conditions Precedent to Obligations of the Seller. The obligations of the

Seller under this Agreement to sell the Business Assets are subject to the satisfaction at or prior to the Closing Date of each of the following conditions unless waived (to the extent such conditions can be waived):

(a)	Accuracy of Representations and Warranties. The representations and warranties of each of Holdings and the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date (except that those representations and warranties which address matters only as of a particular date shall continue to be true and correct in all material respects on and as of such date) with only such failures to so be true as have not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, and Holdings and the

Buyer shall have delivered to the Buyer a certificate to that effect.

(b)	Compliance with Covenants. Holdings and the Buyer shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement at or prior to the Closing Date, and Holdings and the Buyer shall have delivered to the Seller a certificate to that effect.

(c)	Opinion of Counsel for the Buyer. The Seller shall have received the favorable opinion of WilmerHale, counsel for Holdings and the Buyer, dated the Closing Date,

in form and substance reasonably satisfactory to the Seller and its counsel, to the effect that:

(i)	The Buyer, Holdings and each Designated Subsidiary are

corporations validly existing and in good standing under the laws of the State of

New York and are licensed or qualified as foreign corporations in the jurisdictions set forth on a schedule to such opinion. The Buyer, Holdings and each

Designated Subsidiary (a) have the corporate power to execute, deliver, and perform its obligations under the Transaction Documents, (b) has taken all corporate action necessary to authorize the execution, delivery, and performance of the Transaction Documents, and (c) has duly executed and delivered the

Transaction Documents.

(ii)	The Asset Purchase Agreement, the Registration Rights

Agreement, the Non-Compete Agreement and the Data Processing Services

Agreement and are valid and binding obligations of the Buyer, Holdings and each

Designated Subsidiary, enforceable against the each of them in accordance with their respective terms, except (A) as the enforceability hereof or thereof may be limited by state and federal antitrust laws, as well as bankruptcy, insolvency,

fraudulent conveyance, moratorium, reorganization or other similar laws relating to or affecting creditors’ rights generally and (B) that such enforceability is subject to general principles of equity and to the discretion of the court before which any proceedings may be brought, regardless of whether at a proceeding in equity or law.

(iii)	The execution and delivery by the Buyer, Holdings and each

Designated Subsidiary of and the performance by the Buyer, Holdings and the

Designated Subsidiaries of their respective obligations hereunder and thereunder will not violate the (a) Certificate of Incorporation or By-laws of the Buyer,

Holdings or any Designated Subsidiary or, (b) any existing obligationof the

Buyer, Holdings or any Designated Subsidiary under the express terms of any court order that, to our knowledge without investigation, (i) names the Buyer,

Holdings or any Designated Subsidiary and is specifically directed to the Buyer,

Holdings or any Designated Subsidiary or their respective properties or assets,

and (ii) materially and adversely affects the ability of the Buyer, Holdings or any

Designated Subsidiary to perform its obligations under the Transaction

Documents. The execution and delivery by the Buyer, Holdings and each

Designated Subsidiary of and the performance by the Buyer, Holdings and each

Designated Subsidiary of its obligations under the Transaction Documents do not,

breach or constitute a default of the Buyer, Holdings and each Designated

Subsidiary under any indenture, agreement or other instrument, or, except as contemplated by the Financing, result in the creation or imposition of any lien,

charge, security interest or encumbrance of any nature whatsoever upon any of the Business Assets.

(iv)	The execution and delivery by the Buyer, Holdings and each

Designated Subsidiary of and performance by the Buyer, Holdings and each

Designated Subsidiary of its obligations under the Transaction Documents do not

(contingent upon the Seller’s representation and warranty that the Seller does not have total assets or annual net sales of $113.4 million or more for purposes of the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C.

§18a)), require the Buyer, Holdings or any Designated Subsidiary to obtain any approval by or make any filing with any governmental authority under any statute, rule, or regulation of the State of New York or the United States, other than approvals and filings set forth on a schedule to such opinion and approvals and filings previously obtained or made and in full force and effect.

(v)	The shares of Holdings Common Stock to be issued pursuant to

Section 2.02 (i) have been duly authorized for issuance on the part of Holdings,

and such shares, when issued in accordance with the provisions of the Agreement,

will be duly and validly issued, fully paid and non-assessable; and (ii) are not subject to any preemptive rights under Holdings’ Certificate of Incorporation or applicable law.

In rendering such opinion, WilmerHale shall be entitled to rely on certificates of fact by officers of the Buyer, Holdings and any Designated Subsidiaries and certificates of government officials.

(d)	Ancillary Agreements. Each of the Buyer, Holdings and any Designated

Subsidiaries shall have executed and delivered the Ancillary Agreements to which they are a party, and said agreements shall be in full force and effect as of the Closing Date, assuming execution and delivery thereof by the Seller.

(e)	Legal Actions or Proceedings. No legal action or proceeding, except actions or proceedings based on wrongful acts or omissions by the Seller or any of its stockholders or affiliates, shall have been instituted or threatened seeking to restrain or prohibit the consummation of the transactions contemplated hereby or that is reasonably likely to result in a Buyer Material Adverse Effect.

(f)	Governmental Approvals. All approvals, authorizations, consents, orders,

actions of or filings with any court, administrative agency or other governmental authority, the failure of which to obtain could reasonably be expected to have a Buyer Material Adverse Effect shall have been obtained or completed by Holdings and the Buyer on or prior to the Closing

Date.

(g)	Supporting Documents. On or prior to the Closing Date, the Seller and its counsel shall have received copies of the following supporting documents:

(i)	a certificate of the Secretary of State of the State of New York

dated as of a recent date as to the due incorporation and good standing of the

Buyer, Holdings and each Designated Subsidiary; and

(ii)	a certificate of the Secretary or an Assistant Secretary of Holdings,

dated the Closing Date and certifying: (A) that attached thereto are true and complete copies of the resolutions adopted by the Board of Directors of each of

Holdings and the Buyer authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and that all such resolutions are still in full force and effect; and (B) the incumbency and specimen signature of each officer of Holdings and the Buyer executing this Agreement, the Ancillary

Agreements and any certificate or instrument furnished pursuant hereto and thereto, and a certification by another officer of Holdings as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

(h)	FIRPTA. On or prior to the Closing, Holdings and the Buyer shall deliver to the Seller a statement, in a form reasonably satisfactory to the Seller, certifying: (i) that each of Holdings and the Buyer is not a foreign corporation, (ii) that each of Holdings and the Buyer is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii), (iii) to

Holdings’ and the Buyer’s U.S. employer identification number, and (iv) to Holdings’ and the

Buyer’s office address. Holdings and the Buyer acknowledge that the Seller may disclose this certification to the Internal Revenue Service.

ARTICLE VI. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 6.01. Survival of Representations. Subject as set forth below, all representations and warranties made by any party hereto in this Agreement shall survive for a period of eighteen

(18) months following the Closing Date, and any claims relating to such representations and warranties by any other party hereto must be asserted prior to the expiration of such period.

Section 6.02. Statements as Representations. All representations and warranties contained herein, including without limitation in any Exhibit, Annex or Schedule attached hereto, or in any certificate delivered pursuant hereto, shall be deemed representations and warranties within the meaning of Section 6.01 hereof.

Section 6.03. Tax Indemnities.
(a)	The Seller hereby agrees to indemnify, defend and hold harmless

Holdings, the Buyer and their subsidiaries and affiliates from and against any and all Taxes

(i) asserted against or incurred or sustained by Holdings, the Buyer or any of their subsidiaries or affiliates in respect of or attributable to the Assets or the Business for any period (or any portion thereof) ending on or prior to the Closing Date, or (ii) to be paid by the Seller as provided in

Sections 7.03, in any case together with all reasonable legal fees and expenses incurred by

Holdings or the Buyer in connection therewith.

(b)	The indemnities provided for in this Section 6.03 shall, anything in this

Agreement to the contrary notwithstanding, survive until the expiration of the applicable statutes of limitation, including extensions thereof, and Section 6.04 shall not apply to Taxes.

Section 6.04. General Indemnity.
(a)	Subject to the terms and conditions of this Article VI, the Seller hereby agrees to indemnify, defend and hold Holdings, the Buyer, their affiliates and subsidiaries and their respective directors, officers and employees (collectively, the “Buyer Indemnified Group”)

harmless from and against all demands, claims, actions or causes of action, assessments, losses,

damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and expenses (collectively, “Damages”), asserted against, resulting to,

imposed upon or incurred by any member of the Buyer Indemnified Group by reason of or resulting from:

(i)	a breach of any representation or warranty of the Seller contained in this Agreement;

(ii)	a breach of any covenant of the Seller contained in this Agreement;

(iii)	the Excluded Assets; and
(iv)	the Excluded Liabilities.
(b) Subject to the terms and conditions of this Article VI, Holdings and the

Buyer hereby agree to, jointly and severally, indemnify, defend and hold the Seller and its stockholders and affiliates and their respective directors, officers and employees (collectively,

the “Seller Indemnified Group”) harmless from and against all Damages asserted against,

resulting to, imposed upon or incurred by any member of the Seller Indemnified Group by reason of or resulting from:

(i)	a breach of any representation, warranty or covenant of the Buyer or Holdings contained in this Agreement;

(ii)	the Assumed Liabilities; and
(iii)	the operation of the Business and the use and ownership of the

Business Assets by the Buyer, Holdings and their respective subsidiaries from and after the Closing Date.

(c)	Notwithstanding anything in Section 6.04(a) to the contrary, the Seller shall not be responsible for indemnifying any member of the Buyer Indemnified Group from and against any Damages pursuant to Section 6.04(a)(i), unless and until the amount of the aggregate indemnification to which the Buyer Indemnified Group shall be entitled as described above equals or exceeds $750,000, in which event the Seller shall be responsible for indemnifying the

Buyer Indemnified Group from and against all Damages, but only to the extent that such

Damages exceed $750,000. The Seller’s maximum liability for indemnifying any member of the

Buyer Indemnified Group from and against any Damages pursuant to Section 6.04(a)(i) shall not exceed the sum of $10,000,000.

(d)	Exclusive Remedy. Except as may be otherwise specifically provided elsewhere in this Agreement, the provisions of Sections 6.03 and 6.04 shall be the sole and exclusive remedy of the parties hereto with respect to any and all claims in any way relating to or arising out of or in connection with the Business, this Agreement or the transactions contemplated hereby, whether hereunder, at law or otherwise, including, without limitation, a breach of any representation, warranty, covenant or agreement made by the Seller, Holdings or the Buyer in this Agreement.

Section 6.05. Conditions of Indemnification. The respective obligations and liabilities of the Seller, on the one hand, and Holdings and the Buyer, on the other hand (the “indemnifying party”), to the other (the “party to be indemnified”) under Sections 6.03 and 6.04 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

(a)	within 20 days after receipt of notice of commencement of any action or the assertion in writing, formal or informal, of any claim, audit or inquiry by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to respond to such action, claim, audit or inquiry and to undertake the defense thereof with counsel reasonably satisfactory to the party to be indemnified; provided that (i) the indemnifying party may only assume control of such defense if (A) it acknowledges in writing to the party to be indemnified that any damages, fines, costs or other liabilities that may be assessed against the party to be indemnified in connection with such action constitute Damages for which the party to be indemnified shall be indemnified pursuant to this Article VI, and (B) the ad damnum is less than or equal to the amount of damages for which the indemnifying party is liable under this

Article VI, and (ii) the indemnifying party may not assume control of the defense of any such action involving criminal liability or in which equitable relief is sought against the party to be indemnified. If the indemnifying party does not, or is not permitted under the terms hereof or as a result of a conflict to, so assume control of the defense of such action, the party to be indemnified shall control such defense, provided that, in such case, the indemnifying party shall be required to reimburse the party to be indemnified for reasonable attorneys’ fees incurred in connection with such defense;

(b)	in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim, audit or inquiry (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to respond to such action, claim, audit or inquiry and to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, provided that the indemnifying party shall be given at least 15 days’ prior written notice to the effectiveness of any such proposed settlement or compromise and provided that such settlement or compromise shall not be effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed;

(c)	anything in this Section 6.05 to the contrary notwithstanding (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnifying party other than as a result of money damages or other money payments, the indemnifying party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnifying party shall not, without the prior written consent of the party to be indemnified,

settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the party to be indemnified a release from all liability in respect of such claim; and

(d)	in connection with any such indemnification, the indemnified party shall cooperate in all reasonable requests of the indemnifying party.

Section 6.06. Certain Information. Holdings and the Buyer, on one hand, and the Seller,

on the other, agree to furnish or cause to be furnished to each other (at reasonable times and at the expense of the party requesting such information) upon request as promptly as practicable such information (including access to books and records pertinent to the Business) and assistance relating to the Business as is reasonably necessary for the preparation, review and audit of financial statements, the preparation for any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment, provided that access shall be limited to items pertaining to the Business.

ARTICLE VII. OTHER TRANSACTIONS SUBSEQUENT TO CLOSING

Section 7.01. Further Assurances. At any time and from time to time on and after the

Closing Date:

(i)	the Seller shall, at the reasonable request of the Buyer and at the

Seller’s expense, (A) deliver or cause to be delivered to the Buyer any records,

documents and data possessed by the Seller and not previously delivered to the

Buyer to which the Buyer or any Designated Subsidiary is entitled pursuant to

Section 1.01(a), and (B) execute and deliver or cause to be executed and delivered all such bills of sale, general warranty deeds, instruments of assignment and other appropriate documents as the Buyer may reasonably deem necessary in order to fully and effectively vest in the Buyer or any Designated Subsidiary title to and possession of any Business Assets;

(ii)	the Seller shall cooperate, and cause its accountants to cooperate,

with the Buyer in the preparation of any post-closing balance sheets or other financial statements to be prepared in connection with the transactions contemplated by this Agreement, as long as such cooperation does not interfere with the performance of the regular duties of its employees or accountants, in which event the Buyer shall pay the Seller’s costs for such cooperation; and

(iii)	the Buyer shall, at the Seller’s expense, execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as the Seller may reasonably deem necessary or desirable to carry out the terms and provisions of this Agreement.

Section 7.02. Inspection and Preservation of Records, Etc.
(a)	On and after the Closing Date, the Buyer will permit the Seller or its representatives and agents at reasonable times during business hours to inspect all the files,

books, records and accounts of the Business held by the Buyer, as well as access to, and the cooperation of, any employee of any operations of the Business having knowledge of the information therein contained, if such inspection, access and cooperation are reasonably necessary (i) to respond to a governmental investigation or for the defense by the Seller of any litigation relating to the Business prior to the Closing Date or (ii) for accounting or tax issues relating to periods prior to the Closing Date; provided, however, that if such inspection, access and cooperation interferes with the ability of the Buyer’s employees to perform their regular duties, the Seller shall pay the Buyer’s incremental costs for such inspection, access and cooperation. Except as may be required by applicable law or the express provisions of this

Agreement (subject to provisions reasonably requested by the Buyer to prevent nondisclosure),

the Buyer shall not be required to deliver to the Seller any proprietary information relating to the

Business.

(b)	The Buyer shall not dispose of any business records of the Business transferred to the Buyer pursuant to this Agreement until the earlier to occur of (i) the expiration of the applicable tax statute of limitations, including extensions thereof, and (ii) the seventh anniversary of the Closing Date.

Section 7.03. Prorations. For any taxable period that begins before and ends after the

Closing Date (a “Straddle Period”), any real property, personal property and similar Taxes levied with respect to the Business Assets or the Business shall be apportioned based on the number of days of such taxable period up to and including the Closing Date and the number of days of such taxable period after the Closing Date. The Seller shall timely pay the proportionate amount of any such Taxes that is attributable to the portion of the taxable period ending on the Closing

Date. The Seller will cooperate with the Buyer in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings,

arrangements or disputes of any nature with respect to matters pertaining to any and all Straddle

Periods relating to the Business Assets or the Business.

Section 7.04. Certain Matters Relating to Retained Employees.
(a)	The Seller covenants and agrees to retain all employee personnel files relating to the Retained Employees as required by applicable law and, for a period of one year following the Closing Date and as permitted by applicable law, to provide the Buyer with access to any such files upon written request, subject to the Buyer’s agreement to indemnify the Seller from and against any Damages incurred by the Seller as a result of the Buyer’s access or use of the information contained in any such file.

(b)	The Seller agrees to provide any notice required under the Federal

Workers Adjustment and Retraining Notification Act (the “WARN Act”) that is, has been or will be required to be made to the Seller’s employees or former employees by reason of the Seller’s acts prior to the Closing Date. The Buyer agrees to comply with the WARN Act and any similar state or federal law with respect to any “plant closing” or “mass layoff” (as defined in the

WARN Act) or similar event affecting the Retained Employees occurring on or after the Closing

Date or arising as a result of the transactions contemplated hereby.

Section 7.05. Board Representation. Subject to compliance with all legal requirements,

Holdings shall take all corporate actions necessary to appoint William S. Mosakowski to the

Board of Directors of Holdings, to be effective immediately after the Closing Date.

Section 7.06. Tax Certificates. Each of the Seller and the Buyer agrees, upon request, to use its commercially reasonable efforts to promptly obtain any certificate or other document from any Governmental Authority or other person or entity as may be necessary to mitigate,

reduce or eliminate any Taxes that would reasonably be expected to be imposed with respect to the transactions contemplated by this Agreement. The Seller shall notify all relevant

Governmental Entities of the transactions contemplated by this Agreement in the form and manner required by such Governmental Entities, if the failure to make such notifications or receive any available tax clearance certificate (“Tax Clearance Certificate”) could result in the

Buyer being liable for any Taxes of the Seller. If, in respect of any application for a Tax

Clearance Certificate made pursuant to this Section 7.06, any Governmental Authority asserts that the Seller is liable for any Tax, the Seller shall promptly pay any and all such amounts and shall provide evidence to the Buyer that such liabilities have been paid in full or otherwise satisfied.

Section 7.07. Name Change. From and after the Closing Date, Holdings and the Buyer shall promptly and appropriately revise services literature, change signage and stationery, and otherwise discontinue the use of trademarks and trade names of the Seller or its affiliates,

including the name “Public Consulting Group”, and any variation(s) thereof (except as set forth on Schedule 1.01(a)(vi)), and the Buyer shall clearly identify to third parties after the Closing

Date that the Business and the Business Assets are owned and operated by the Buyer.

ARTICLE VIII. MISCELLANEOUS

Section 8.01. Termination. This Agreement may be terminated at any time prior to the

Closing solely:

(a)	by the mutual written consent of Holdings, the Buyer and the Seller;
(b)	by Holdings, the Buyer or the Seller if the Closing shall not have occurred prior to October 31, 2006 (the “Termination Date”); provided, however, neither Holdings and the

Buyer, on the one hand, nor the Seller, on the other, shall have the right to terminate this

Agreement pursuant to this Section 8.01(b) if such party’s failure to fulfill any covenant or obligation pursuant to this Agreement has been the primary cause of, or resulted in, the failure of the Closing to occur prior to the expiration of such period;

(c)	by Holdings or the Buyer in the event of a breach by the Seller of any representation, warranty or agreement contained herein where such breach would give rise to the failure of the condition set forth in Section 5.01(a) and such condition is incapable of being satisfied by the Termination Date;

(d)	by the Seller in the event of a breach by Holdings or the Buyer of any representation, warranty or agreement contained herein where such breach would give rise to the failure of the condition set forth in Section 5.02(a) and such condition is incapable of being satisfied by the Termination Date;

	(e)	by Holdings, the Buyer or the Seller if:
(i)	any Governmental Authority of competent jurisdiction shall have issued any judgment, injunction, order or decree prohibiting, enjoining or otherwise materially restraining the transactions contemplated by this Agreement and such judgment, injunction, order or decree shall have become final and nonappealable; or

(ii)	any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority of competent jurisdiction after the date of this Agreement that prohibits the consummation of the transactions contemplated by this Agreement shall be in effect.

Any termination of this Agreement under this Section 8.01 will be effective by the delivery of written notice from the terminating party to the other parties hereto. In addition,

upon any termination pursuant to this Section 8.01, the terminating party shall not disclose the reason for such termination to any third party, except as may be required by applicable law or any regulation of any Governmental Authority or, in the case of Holdings, as may be required under the federal securities laws or the regulations of the NASDAQ National Market.

Section 8.02. Bulk Transfer Laws. The Buyer hereby waives compliance by the Seller with any applicable bulk transfer laws, including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of any state, or any similar statute. The Seller hereby agrees to indemnify the Buyer and any Designated Subsidiary acquiring any of the Assets hereunder and to hold them harmless from and against any Damages asserted against the Buyer or any such

Designated Subsidiary for non-compliance by the Seller, the Buyer or any such Designated

Subsidiary with bulk transfer laws and bulk sales tax provisions that may be applicable to the sale or transfer of the Assets hereunder.

Section 8.03. Expenses, Etc. Except as expressly contemplated herein, whether or not the transactions contemplated by this Agreement are consummated, the Seller, on the one hand,

and Holdings and the Buyer, on the other hand, shall not have any obligation to pay any of the fees and expenses of the other party incident to the negotiation, preparation and execution of this

Agreement, including the fees and expenses of counsel, accountants, investment bankers and other experts, provided, that if Holdings and Buyer are unable to obtain the Financing for any reason other than the failure to satisfy any of the other conditions to the obligations of Holdings and Buyer under this Agreement, Holdings and Buyer shall, upon termination of this Agreement pursuant to Section 8.01(d), reimburse Seller for all reasonable fees, costs and expenses incurred after May 25, 2006 of attorneys, accountants and other professional advisors retained by or on behalf of Seller in connection with the transactions contemplated by this Agreement up to a maximum of $300,000. The Seller, on the one hand, and Holdings and the Buyer, on the other hand, will indemnify the other and hold the other harmless from and against any claims for finder’s fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

All sales, use, stamp, conveyance, value added, recording, registration, documentary, filing,

transfer and other similar non-income Taxes and administrative fees (including, without limitation, notary fees), arising with respect to the purchase and sale hereunder of the Business

Assets shall be paid equally by the Buyer and the Seller, and the Seller and the Buyer agree to cooperate in any endeavor to effect a reduction in any such taxes or fees. The obligation described in the immediately preceding sentence and any obligation of the Seller or the Buyer to pay Taxes under any of the Ancillary Agreements shall survive the Closing Date until the expiration of the applicable statutes of limitation, including extensions thereof, applicable to the tax to which such obligation relates.

Section 8.04. Publicity. Holdings and the Buyer shall cooperate and agree with the

Seller concerning the content and timing of any public announcement, press release or similar publicity concerning this Agreement or the transactions contemplated hereby provided, that at any time Holdings may make such public disclosures as may be required by the federal securities laws or the regulations of the NASDAQ National Market, in which case, to the extent reasonably practicable, Holdings shall provide the Seller with advance notice of such disclosures. The

Sellers shall not be permitted to make any public announcement, press release or similar publicity with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Holdings or the Buyer. In addition, the Seller, Holdings and the Buyer shall cooperate with each other concerning the disclosure of the terms of this Agreement and the transactions contemplated hereby to their respective clients and employees.

Section 8.05. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 8.06. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and (i) delivered personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or (iv) sent via facsimile confirmed in writing to the recipient, in each case as follows:

If to the Seller, to it at:

Public Consulting Group, Inc.

143 State Street, 10th floor

Boston, Massachusetts 02109

Attention: William S. Mosakowski

Telecopy No.: (617) 426-4632

with a copy to:

Kirkpatrick & Lockhart Nicholson Graham LLP

State Street Financial Center

One Lincoln Street

Boston, Massachusetts 02111-2950

Attention: James P. O’Hare

Telecopy No.: (617) 261-3175

If to the Buyer or Holdings, to it at:

HMS Holdings Corp.

401 Park Avenue South

New York, New York 10016

Attention: Robert M. Holster

Telecopy No.: (212) 857-5004

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

399 Park Avenue

New York, New York 10022

Attention: Robert A. Schwed

Telecopy No.: (212) 230-8888

or such other address or addresses as the Seller, on the one hand, or the Buyer or Holdings, on the other hand, shall have designated by notice to the other in writing.

Section 8.07. Investigation. Notwithstanding anything to the contrary contained herein,

no investigation by or on behalf of the Seller, on the one hand, or by or on behalf of the Buyer or

Holdings, on the other hand, shall be deemed to constitute in any manner whatsoever a waiver by the party making such investigation of compliance by any other party hereto with such party’s representations, warranties, covenants or agreements contained in this Agreement or in any

Ancillary Agreement.

Section 8.08. Amendments, Supplements, Etc. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all parties.

Section 8.09. Entire Agreement. This Agreement, its Exhibits, Annexes and Schedules

including, without limitation, the Ancillary Agreements and the documents to be executed on the

Closing Date in connection herewith, and the Confidentiality Agreements, dated as of June 12,

2006, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise,

inducement or statement of intention has been made by any party which is not embodied in this

Agreement or such other documents, and neither the Seller, on the one hand, nor the Buyer or

Holdings, on the other hand, shall be bound by, or be liable for, any alleged representation,

warranty, promise, inducement or statement of intention not embodied herein or therein.

Section 8.10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

Section 8.11. Binding Effect Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this

Agreement.

Section 8.12. Assignability. Neither this Agreement nor any of the parties’ rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, except that Holdings and the Buyer may (A) assign, by the way of collateral agreement, the benefits of this Agreement and the Ancillary Agreements, subject to the Buyer’s obligations hereunder to the Seller, to any bank or banks requiring security for the repayment of funds borrowed pursuant to the Financing and (B) cause one or more of its direct or indirect subsidiaries to purchase from the Seller, in lieu of the Buyer, and the Seller shall sell, convey,

transfer, assign and deliver to such subsidiary of the Buyer, such of the Business Assets as the

Buyer shall designate in writing to the Seller at least one business day prior to the Closing Date,

provided that all such Designated Subsidiaries of the Buyer shall be liable jointly and severally under this Agreement to the Seller and shall execute an acknowledgment to this Agreement agreeing to be bound by the terms hereof.

Section 8.13. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute parts of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article or Schedule, such reference shall be to a Section or Article of or

Schedule to this Agreement unless otherwise clearly indicated. Whenever the words “include,”

“includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Dollars” or “$” shall mean the currency of the United States that,

as at the time of payment, is legal tender for the payment of public and private debts. The term

“knowledge” of the Seller shall be deemed to mean the actual knowledge of B. Mosakowski,

D. Heaney, S. Skinner, B. Bobo, S. Kaufman, K. Benedict, K. Wiens, D. Hancock, S. Curtin, C.

Frey, R. Singh and K. Glenn.

IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

HMS HOLDINGS CORP.

By

HEALTH MANAGEMENT SYSTEMS, INC.

By

PUBLIC CONSULTING GROUP, INC.

By

Schedule 2.07 – Operating Guidelines

1.	The parties agree that the guidelines set forth in this Schedule shall be used in conducting the Business after the Closing and until July 1, 2007 (the “Earn-Out Period”). The parties acknowledge that meeting or exceeding the 2006 Revenue Base will be required in order for all or a portion of contingent consideration contemplated by Section 2.07 of the Agreement to be payable.

2.	Holdings and the Buyer agree with the Seller that, during the Earn-Out Period:
(a) Holdings and the Buyer shall maintain separate records of the Business so as to render a determination of the 2007 Total Revenue practicable and shall keep accurate and complete records, files and account books containing all of the data reasonably required for the computation and verification of revenues during the Earn-Out Period. Upon written request from the Seller, Holdings and the Buyer agree to permit the Seller or its designee to examine such records, files and account books upon reasonable notice and during normal business hours.

(b)	Holdings and the Buyer shall provide Seller with reasonably detailed reports setting forth the revenues for the Business for each fiscal quarter itemized by service category within thirty (30) days following the end of each fiscal quarter during the Earn-Out

Period.

(c)	Holdings and the Buyer shall comply in all material respects with all laws,

regulations and administrative orders of any federal, state or local governmental authority that are applicable to the operation of the Business.

(d)	Holdings and the Buyer shall, subject to the other provisions of this

Schedule, take all steps that are reasonably necessary to continue to operate the Business in a manner that affords the Seller the opportunity to earn the maximum potential contingent consideration contemplated under Section 2.07 of the Agreement.

3.	It is the intention of Holdings and the Buyer to have the day-to-day operations of the Business managed by Mr. Curtin and Ms. Glenn, who will report directly to Holdings’ Chief

Operating Officer, and by Messrs. Frey and Singh, who will report to Ms. Glenn. It is also the intention of Holdings and the Buyer to maintain the current organizational structure of the

Business (except that personnel responsible for managed care contracts will report to Ms.

Dragonetti) and its current headcount and to provide sales and marketing support to the Business consistent with the levels reflected in the Financial Information provided to Holdings and the

Buyer pursuant to the Agreement.

4.	Holdings and the Buyer agree with the Seller that they will not modify or change any of the business plans outlined in the preceding paragraph in any manner or take any other action that would in any material respect adversely affect the prospects for the Business meeting the maximum revenue target of Section 2.07, unless such modification, change or action is made by Holdings and the Buyer in good faith (i) to respond to changes in circumstances affecting the

Business that are unanticipated as of the date hereof (including the unprofitability of any services or projects), (ii) to further a legitimate business purpose that it is the best interests of the overall business of Holdings and the Buyer, or (iii) to comply with any laws, ordinances, governmental rules or regulations applicable to Holdings, the Buyer or the Business.

5.	In the event Holdings or the Buyer shall at any time prior to the end of the Earn-

Out Period (i) discontinue the offering of any of the types of services currently offered by the

Business, or (subject to paragraph 6) sell or otherwise dispose of a material portion of the

Business Assets acquired pursuant to the Agreement, in each case under circumstances not contemplated by clauses (i), (ii) or (iii) of paragraph 4, or (ii) unilaterally terminate any Client

Contract prior to the end of its term, whether or not the circumstances contemplated by clauses

(i), (ii) or (iii) of paragraph 4 apply, Holdings and the Buyer agree to negotiate with the Seller in good faith to make such adjustments of the definitions of the terms 2006 Revenue Base and 2007

Total Revenue as may be appropriate to reflect the change in circumstances, which may include

(i) annualizing the revenue recognized during the Earn-out Period for the discontinued service or contract or for any services associated with the disposed assets through the date of such discontinuance or disposition and/or (ii) proportionately reducing the 2006 Revenue Base and the

2007 Total Revenue target to reflect the reduced level of services offered by the Business.

6.	In the event Holdings or the Buyer shall at any time prior to the end of the Earn-

Out Period sell or other dispose of all or substantially all the Business Assets acquired pursuant to the Agreement, or discontinue all or substantially all the services currently offered by the

Business, in each case whether or not under the circumstances contemplated by clauses (i), (ii) or

(iii) of paragraph 4, the Buyer shall, subject to the following sentence, pay to the Seller the maximum contingent consideration payable pursuant to Section 2.07 within five business days of such disposition or discontinuance. Notwithstanding the foregoing, this paragraph 6 shall not apply to any transaction or series of related transactions involving the sale or other disposition of all or substantially all the consolidated assets of Holdings, or a merger, consolidation or other transaction involving the acquisition of a majority of the outstanding common stock of Holdings.

Schedule 2.08 – Revenue Calculation Guidelines

In determining the revenue of the Business for purposes of Sections 2.02(c) and 2.07,

revenue shall be recognized in accordance with generally accepted accounting principles consistently applied and as modified in accordance with the principles set forth below:

1.	Revenue for recovery work will be recognized for purposes of Section 2.02(c)

only if (i) the Seller has performed all required work during the year ending June 30, 2006, (ii)

payment from the responsible third party is received by the client by June 30, 2006 and (iii) the payment is reconciled and the relevant invoice issued by the Seller by August 15, 2006.

For purposes of recognizing revenue from recovery work during the year ending June 30,

2007 pursuant to Section 2.07, the same principles shall apply to the conduct of the Business by the Buyer, except that the payment must be reconciled and the relevant invoice must be issued by

July 31, 2007.

2.	For projects involving the addition of names to insurance rolls, it has been the practice of the Seller to invoice clients when they have uploaded the data delivered by the Seller to their own systems. Revenue associated with such projects will be recognized for purposes of

Section 2.02(c) only if (i) the Seller has performed all required work and delivered the data to the client during the year ending June 30, 2006 and (ii) the client has uploaded the data and the

Seller has issued the relevant invoice by August 15, 2006.

For purposes of recognizing revenue from similar projects during the year ending June

30, 2007 pursuant to Section 2.07, the same principles shall apply to the conduct of the Business by the Buyer, except that the client must upload the data and the relevant invoice must be issued by July 31, 2007.

3.	For recoupment projects for State Medicaid agencies involving the identification of healthcare claims that are not the responsibility of such agencies, it has been the practice of the Seller to invoice the agencies when they notify the Seller that they have retained amounts identified by the Seller that are otherwise payable to healthcare providers. Revenue associated with such projects will be recognized for purposes of Section 2.02(c) only if (i) the Seller has performed all required work and delivered the data to the client during the year ending June 30,

2006 and (ii) the client has notified the Seller of its retention of claimed amounts and the Seller has issued the relevant invoice by August 15, 2006.

For purposes of recognizing revenue from similar projects during the year ended June 30,

2007 pursuant to Section 2.07, the same principles shall apply to the conduct of the Business by the Buyer, except that the client must notify the Buyer of the retention of claims and the relevant invoice must be issued by July 31, 2007.

4.	All accounts receivable (and all collections thereof) arising from revenue recognized for purposes of Section 2.02(c) in accordance with the principles outlined above shall be included within the term “Excluded Assets” and shall be retained by the Seller as provided in

Section 1.02.

5.	Revenue generated under any Non-Assignable Contract will be included in the calculation of 2007 Total Revenue if (i) arrangements have been established pursuant to Section

1.04 for the Buyer to obtain, to the extent practicable, the claims, rights and benefits and to assume the corresponding liabilities and obligations under such contract (by means of any subcontracting or similar arrangement) and (ii) such revenue would otherwise be recognized in accordance with the principles set forth in this Schedule 2.08.

6.	All revenue recognized pursuant to this Schedule 2.08 will be subject to such reserves for uncollectable amounts or anticipated adjustments as are required by generally accepted accounting principles and as are consistent with the past experience of the Business,

regardless of past practice with respect to establishing such reserves.

7.	For purposes of calculating 2007 Total Revenue, the revenue of the Business will be based on revenues from:

(a)	any clients of the Business having a contractual relationship with the

Seller as of the date of this Agreement (including (i) any client that is a party to a Non-

Assignable Contracts referred to in paragraph 5 above, and (ii) clients that are joint clients of the

Buyer and the Seller, to the extent of the services provided by the Business) and will include additional projects provided to such clients, as well as any expansion of the scope of services so provided;

(b)	work performed for clients of the Business under contracts in effect at any time within twelve (12) months of date of this Agreement attributable to the completion of such contracts;

(c)	new clients that are secured by the Business between the date of the

Agreement and the Closing Date that are not currently clients of either the Seller or the Buyer;

(d)	clients of the Business and/or the Buyer after the date of this Agreement for those services offered by the Business that are not offered by the Buyer to any material extent as of the date of this Agreement (“Unique BSPA Services”), whether such clients are sourced by former employees of the Business, the Buyer or a combination thereof; and

(e)	clients for services or products other than Unique BSPA Services that result from joint sales and marketing activities involving material participation from both personnel of the Buyer and former employees of the Business after the Closing Date with a portion of such revenue to be included in 2007 Total Revenue based on the relative contributions of such persons to securing such revenue, as determined in good faith by the Buyer.

K&LNG DRAFT

6/11/06

1

US1DOCS 5694731v1

US1DOCS 5694731v10

(iv)

US1DOCS 5694731v10

49